TABLE OF CONTENTS
                                       FOR
                          SUPPLEMENTAL LEASE PROVISIONS

Description                                                                 Page
--------------------------------------------------------------------------------

Article 1   Term and Possession ............................................  1

Article 2   Rent ...........................................................  2

Article 3   Security Deposit ...............................................  3

Article 4   Occupancy and Use ..............................................  4

Article 5   Utilities and Services .........................................  5

Article 6   Maintenance, Repairs, Alterations and improvements .............  6

Article 7   Insurance, Fire and Casualty ...................................  7

Article 8   Condemnation ...................................................  9

Article 9   Liens .......................................................... 10

Article 10  Taxes on Tenant's Property ..................................... 10

Article 11  Subletting and Assigning ....................................... 10

Article 12  Transfers by Landlord, Subordination and
            Tenant's Estoppel Certificate .................................. 11

Article 13  Default ........................................................ 11

Article 14  Notices ........................................................ 15

Article 15  Miscellaneous Provisions ....................................... 15


                           LIST OF EXHIBITS AND RIDERS
                        TO SUPPLEMENTAL LEASE PROVISIONS

      Exhibit A   Floor Plan
      Exhibit B   Land Legal Description
      Exhibit C   Work Letter
      Exhibit D   Acceptance of Premises Memorandum

      Addendum    X Check, if applicable
                  --

      Rider 1     Water Expenses
      Rider 2     Renewal Option
      Rider 3     ---------------
      Rider 4     ---------------
      Rider 5     ---------------
      Rider H-1   Hazardous Materials
      Rider H-2   X Check, if attached
                  --

                  or

                  __ Check, if not attached and
                  Tenant has waived hazardous materials
                  inspection right.

                             MULTI-TENANT INDUSTRIAL
                       LEASE AGREEMENT WITH EXPENSE STOPS

This Lease Agreement (hereinafter called "this Lease") is made this 29 day November, 1994 between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (hereinafter called "Landlord"), and Video Services, Inc. a ___________ (hereinafter called "Tenant"). This Lease consists of this paragraph, The Basic Lease Provisions, Supplemental Lease Provisions and each exhibit, rider, schedule and addendum attached to the Basic Lease Provisions and Supplemental Lease Provisions.

                             BASIC LEASE PROVISIONS

1.    Building:
      a. Name: Clover Park.
      b. Address: 2000 Governors Circle, 3915-3925 Dacoma, & 4120-4141 Directors Row, Houston, Texas 77092.
      c. Property Number: GA00998.
      d. Agreed Rentable Area: 132,929 square feet.
2.    Premises:
      a. Suite#: B at 4140 Directors Row, Houston, Texas 77092.
      b. Agreed Rentable Area: 3600 square feet.
3.    Basic Rent (see Article 2, Supplemental Lease Provisions):

                                             Basic            Basic
      Rental                                 Annual           Monthly
      Period                                  Rent             Rent
      ------                                  ----             ----

      Months  1 - 12                       $ 21,060          $1,755.00
      Months 13 - 24                       $ 22,140          $1,845.00
                                           $  0.0            $  0.0
                                           $  0.0            $  0.0
                                           $  0.0            $  0.0

4.    Expense Stops and Pro Rata Share Percentage:
      a.    Operating Expense Stop:  .74 per square foot annually.
      b.    Real Estate Taxes Expense Stop: $0.57.
      c.    Tenant's Pro Rata Share Percentage: 2.71% (the Agreed Rentable
            Area of the Premises divided by the Agreed Rentable Area of the Building, expressed in a percentage).
5. Term: Two (2) years and zero (0) months (see Article 1, Supplemental Lease Provisions).
6. Commencement Date: January 1, 1995 (see Article 1, Supplemental Lease Provisions).
7. Expiration Date: December 31, 1996 (see Article 1, Supplemental Lease Provisions).
8.    Security Deposit: $ None   (see Article 3, Supplemental Lease Provisions).
9.    Tenant's Broker:  Tenant's Broker is represented by ____________
10. Permitted Use: General office a distribution, provided Tenant complies with all applicable zoning laws, rules and regulations (see Article 4, Supplemental Lease Provisions).

11. All payments shall be sent to Landlord in care of Premisys Real Estate Services ("Property Manager") at 2900 North Loop West, Suite 110, Houston, Texas 77092 or such other place as Landlord may designate from time to time. All payments shall be in the form of check until otherwise designated by Landlord.

12. Addresses for notices due under this Lease (see Article 14, Supplemental Lease Provisions):

Landlord:                                                    Tenant:

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA
                                              PRIOR TO COMMENCEMENT DATE:
c/o Premisys Real Estate Services, Inc        Allied Film & Video services Inc
2900 North Loop West, Suite 110               6305 N. O'Conner Rd. Suite 111
Houston, Texas 77092                          Irving Texas  75039-3510
Attn: Steve Carter                            Attn:
Fax:713-683-0324                              Fax: (214) 869-2117

With a copy to:                               ON AND AFTER COMMENCEMENT DATE:

THE Prudential Insurance Company of America   The Premises.
1100 Milam, Suite 3900                        Fax:
Houston, Texas 77002-5407

Attn.: Vice President, Prudential Realty Croup
          AND IF NOTICE OF DEFAULT, COPY TO
          Law Department, Prudential Realty Group
          1201 Elm Street, Suite 4900
          Dallas, Texas 75270
          Fax:(214) 745-1958

Landlord and Tenant are initialing these Basic Lease Provisions in the appropriate space provided below as an acknowledgment that they are a part of this Lease.

                          SUPPLEMENTAL LEASE PROVISIONS

                                    ARTICLE 1
                               TERM AND POSSESSION

SECTION 1.1 LEASE OF PREMISES, COMMENCEMENT AND EXPIRATION.

1.101 Lease of Premises. In consideration of the mutual covenants herein, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all the terms and conditions of this Lease, the portion of the Building (as described in Item I of the Basic Lease Provisions) described as the Premises in Item 2 of the Basic Lease Provisions and that is more particularly described by the crosshatched area on Exhibit A attached hereto (hereinafter called the "Premises"). The Building, the land (the "Land") on which the Building is situated (which Land is more particularly described on Exhibit B attached hereto), the parking garage, if any, located on the Land and serving the Building (the "Garage") and all other improvements located on and appurtenances to the Building, the Garage and the Land are referred to collectively herein as the "Property".

1.102 The agreed rentable area of the Premises is hereby stipulated to be the "Agreed Rentable Area" of the Premises set forth in Item 2b of the Basic Lease Provisions, irrespective of whether the same should be more or less as a result of minor variations resulting from construction of Tenant's Improvements (as defined in the Work Letter (herein so called) attached hereto as Exhibit C). The agreed rentable area of the Building is hereby stipulated to be the "Agreed Rentable Area" of the Building set forth in
      Item 1c of the Basic Lease Provisions, irrespective of whether the same should be more or less as a result of minor variations resulting from actual construction or repair of the Building.

1.103 Initial Term and Commencement. The initial term of this Lease shall be the period of time specified in Item 5 of the Basic Lease Provisions. The initial term shall commence on the Commencement Date (herein so called) set forth in Item 6 of the Basic Lease Provisions (as Date may be adjusted pursuant to Section 3 of the Work Letter) and, unless sooner terminated pursuant to the terms of this Lease, the initial term of this Lease shall expire, without notice to Tenant, on the Expiration Date (herein so called) set forth in Item 7 of the Basic Lease Provisions (as such Expiration Date may be adjusted pursuant to Section 3 of the Work Letter).

SECTION 1.2 INSPECTION AND DELIVERY OF PREMISES, CONSTRUCTION OF LEASE SPACE IMPROVEMENTS AND POSSESSION

1.201 tenant hereby accepts delivery of the Premises. Tenant acknowledges that Tenant has inspected the Premises and the Common Areas (as hereinafter defined) and, except for latent defects discovered and reported to Landlord by Tenant within 180 days from the Commencement Date, hereby (i) accepts the Common Areas in "as is" condition for all purposes and (ii) subject to Landlord's completion of its obligations under the Work Letter, Tenant hereby accepts the Premises (including the suitability of the Premises for the Permitted Use) for all purposes.

1.202 Completion. Landlord will perform or cause to be performed the work and/or construction of Tenant's Improvements (as defined in the Work Letter) in accordance with the terms of the Work Letter and will use reasonable efforts to Substantially Complete (as defined in the Work Letter) Tenant's Improvements by the Commencement Date. If Tenant's Improvements are not Substantially Complete by the Commencement Date set forth in Item 6 of the Basic Lease Provisions for any reason whatsoever, Tenant's sole remedy shall be an adjustment of the Commencement Date and the Expiration Date to the extent permitted under Section 3 of the Work Letter.

1.203 Acceptance of Premises Memorandum. Upon Substantial Completion (as defined in the Work Letter) of Tenant's improvements, Landlord and Tenant shall execute the Acceptance of Premises Memorandum, (herein so called) attached hereto as Exhibit D. If Tenant occupies the Premises without executing an Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted the Premises for all purposes and Substantial Completion shall be deemed to have occurred on the earlier to occur of (i) actual occupancy or (ii) the Commencement Date set forth in item 6 of the Basic Lease Improvement.


SECTION 1.3 REDELIVERY OF THE PREMISES. Upon the expiration or earlier termination of this Lease or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately deliver to Landlord the Premises free of offensive odors and in a safe, clean, neat, sanitary and operational condition, together with all keys and parking and access cards. Tenant shall, by the Expiration Date or, if this Lease is earlier terminated, within seven (7) days after the termination, at the sole expense of
Tenant: (i) remove from the Premises (unless Landlord is asserting its lien rights therein), any equipment, machinery, trade fixtures and personally installed or placed in the Premises by or on behalf of Tenant and (ii) if requested by Landlord, (a) remove from the Premises all or any part of the improvements made to the Premises by or on behalf of Tenant and (b) restore the Premises to the condition existing prior to the installation of such improvements. All removals and work described shall be accomplished in a good and workmanlike manner and shall be conducted in a fashion so as not to damage the Premises or the Building or the plumbing, electrical lines or other utilities serving the Building. Tenant shall, at its expense, promptly repair any damage caused by any such removal or work. If Tenant fails to deliver the Premises in the condition aforesaid, then Landlord may restore the Premises to such a condition at Tenant's expense. All property required to be removed pursuant to this Section not removed within the time period required hereunder shall thereupon be conclusively presumed to have been abandoned by Tenant, and Landlord may, at its option, take over possession of such property and either
(a) declare the same to be the property of Landlord by written notice to Tenant at the address provided herein or (b) at the sole cost and expense of Tenant, remove and store and/or dispose of the same or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or any other person.

SECTION 1.4 HOLDING OVER. in the event Tenant, or any party under Tenant claiming rights to this Lease, retains possession of the Premises after the expiration or earlier termination of this Lease, such possession shall constitute and be construed as a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder; such parties shall be subject to immediate eviction and removal, and Tenant or any such party shall pay Landlord as rent for the period of such holdover an amount equal to one and one-half (1-1/2) times the Basic Annual Rent and Additional Rent (as hereinafter defined) in effect immediately preceding expiration or termination, as applicable, prorated on a daily basis. Tenant shall also pay any and all damages sustained by Landlord as a result of such holdover. The rent during such holdover period shall be payable to Landlord from time to time on demand; provided, however, if no demand is made during a particular month, holdover rent accruing during such month shall be paid in accordance with the provisions of Article 2. Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant's receipt of notice from Landlord to so vacate. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the term of this Lease; no payments of money by Tenant to Landlord after the expiration or earlier termination of this Lease shall reinstate, continue or extend the term of this Lease; and no extension of this Lease after the expiration or earlier termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant.

                                    ARTICLE 2
                                      RENT

SECTION 2.1 BASIC RENT. Tenant shall pay as annual rent for the Premises the applicable Basic Annual Rent shown in Item 3 of the Basic Lease Provisions. The Basic Annual Rent shall be payable in monthly installments equal to the applicable Basic Monthly Rent shown in Item 3 of the Basic Lease Provisions in advance, without demand, offset or deduction, which monthly installments shall commence on the Commencement Date and shall continue on the first (1st) day of each calendar month thereafter. If the Commencement Date occurs on a day other than the first day of a calendar month or the Expiration Date occurs on a day other than the last day of a calendar month, the Basic Monthly Rent for such partial month shall be prorated.

SECTION 2.2 ADDITIONAL RENT.

2.201 Definitions. For purposes of this Lease, the following definitions shall apply:

      (a) "Additional Rent", for a particular calendar year, shall equal the product of Tenant's Pro Rata Share Percentage (as set forth in Item 4c of the Basic Lease Provisions), multiplied by the sum of (i) the amount by which all Operating Expenses (as hereinafter defined) for the applicable calendar year exceed Tenant's Operating Expense Stop (as set forth in Item 4a of the Basic Lease Provisions) plus (ii) the amount by which the Real Estate Taxes (as hereinafter defined) for the applicable calendar year exceed Tenant's Real Estate Taxes Expense Stop (as set forth in Item 4b of the Basic Lease Provisions) plus (iii) Additional Pass Through Costs (as hereinafter defined) for the applicable calendar year.

      (b) "Operating Expenses" shall mean (without duplication of any costs and expenses for which Tenant is responsible under Section 5.1 or 5.2 or subsection 6.201 below) (i) all of the costs and expenses Landlord incurs, pays or becomes obligated to pay in connection with operating, managing, maintaining, repairing and insuring the Property (including, without limitation, the Common Areas) for a particular calendar year or portion thereof as determined by Landlord in accordance with generally accepted accounting practices, (ii) costs of maintenance, repair and care of rail spur areas, if any, shared with other tenants of the Building and (iii) the charges assessed against the Property pursuant to any contractual covenants or recorded declaration of covenants or the covenants, conditions and restrictions of any other similar instrument affecting the Property. Operating Expenses shall not include Real Estate Taxes or Additional Pass Through Costs.

      (c) "Real Estate Taxes" shall mean (i) all real estate taxes and other taxes or assessments which are levied with respect to the Property or any portion thereof for each calendar year, (ii) any tax, surcharge or assessment which shall be levied as a supplement to or in lieu of real estate taxes, (iii) the costs and expenses of a consultant, if any, or of contesting the validity or amount of such real estate or other taxes and
      (iv) any rental, excise, sales, transaction, privilege or other tax or levy, however denominated, imposed upon or measured by the rental reserved hereunder or on Landlord's business of leasing the Premises, excepting only Landlord's net income taxes (collectively, "Real Estate Taxes").

      (d) "Additional Pass Through Costs" shall mean the following costs and expenses incurred by Landlord from and after January 1 of the calendar year in which this Lease is executed: (i) subject to the limitations of clause (ii) following, the cost of any improvement made to the Property by Landlord that is required under any governmental law or regulation which was not promulgated, or which was promulgated but was not applicable to the Building, at the time the Building was constructed, amortized over such period as Landlord shall reasonably determine, together with an amount equal to interest at the rate of twelve percent (12%) per annum (the "Amortization Rate") on the unamortized balance thereof-, (ii) the cost of any improvement made to the Common Areas of the Property that is required under interpretations or regulations issued after the Commencement Date under, or amendments made after the Commencement Date to, the provisions of Tax. Rev. Civ. Stat. Ann. art. 9102 and the provisions of the Americans With Disabilities Act of 1990, 42 U.S.C. ss.ss.12101-12213 (collectively, the "Disability Acts"), amortized over such period as Landlord shall reasonably determine, together with an amount equal to interest at the Amortization Rate on the unamortized balance thereof, (iii) the cost of any labor-saving or energy-saving device or other equipment installed in the Building (provided Landlord reasonably anticipates that the installation thereof will reduce Operating Expenses), amortized over such period as is reasonably determined by Landlord together with an amount equal to interest at the Amortization Rate on the unamortized balance thereof, and
      (iv) all other capital costs and expenses which would generally be regarded as ownership, operating, maintenance and management costs and expenses which would normally be amortized over a period not to exceed five (5) years.

      (e) "Tenant's Operating Expense Stop" shall be the total Operating Expenses for the applicable calendar year set forth in Item 4a of the Basic Lease Provisions or if no year is so stated, the total dollar amount stated in Item 4a of the Basic Lease Provisions.

      (f) "Tenant's Real Estate Taxes Expense Stop" shall be the total of all Real Estate Taxes for the applicable calendar year set forth in Item 4b of the Basic Lease Provisions or if no year is so stated, the total dollar amount stated in Item 4b of the Basic Lease Provisions.

2.202 Payment Obligation. In addition to the Basic Rent specified in this Lease, Tenant shall pay to Landlord the Additional Rent, in each calendar year or partial calendar year during the term of this Lease, payable in monthly installments as hereinafter provided. On or prior to the Commencement Date and at least thirty (30) days prior to each calendar year thereafter (or as soon thereafter as is reasonably possible), Landlord shall give Tenant written notice of Tenant's estimated Additional Rent for the applicable calendar year and the amount of the monthly installment due for each month during such year. Tenant shall pay to Landlord on the Commencement Date and on the first day of each month thereafter the amount of the applicable monthly installment, without demand, offset or deduction, provided, however, if the applicable installment covers a partial month, then such installment shall be prorated on a daily basis. Within ninety (90) days after the end of (i) each calendar year and (ii) the Expiration Date or as soon thereafter as is reasonably possible, Landlord shall prepare and deliver to Tenant a statement showing Tenant's actual Additional Rent for the applicable calendar year, provided that with respect to the calendar year in which the Expiration Date occurs, (x) that calendar year shall be deemed to have commenced on January 1 of that year and ended on the Expiration Date (the "Final Calendar Year") and (y) Landlord shall have the right to estimate the actual Operating Expenses allocable to the Final Calendar Year but which are not determinable within such ninety day period. If Tenant's total monthly payments of Additional Rent for the applicable year are less than Tenant's actual Additional Rent, then Tenant shall pay to Landlord the amount of such underpayment. If Tenant's total monthly payments of Additional Rent for the applicable year are more than Tenant's actual Additional Rent, then Landlord shall credit against the next Additional Rent payment or payments due from Tenant the amount of such overpayment, provided, however, with respect to the Final Calendar Year, Landlord shall pay to Tenant the amount of such excess payments, less any amounts then owed to Landlord. Unless Tenant takes written exception to any item within thirty (30) days after the furnishing of an annual statement, such statement shall be considered as final and accepted by Tenant. Any amount due Landlord as shown on any such statement shall be paid by Tenant within thirty (30) days after it is furnished to Tenant.

2.203 Billing Disputes. If there exists any dispute as to (i) the amount of Additional Rent, (ii) whether a particular expense is properly included in Additional Rent or (iii) Landlord's calculation of Additional Rent (each an "Additional Rent Dispute"), the events, errors, acts or omissions giving rise to such Additional Rent Dispute shall not constitute a breach or default by Landlord under this Lease and even if a judgment resolving the Additional Rent Dispute is entered against Landlord, this Lease shall remain in full force and effect and Landlord shall not be liable for any consequential damages resulting from the event, error, act or omission giving rise to such Additional Rent Dispute. Notwithstanding the existence of an Additional Rent Dispute, Tenant shall pay timely the amount of Additional Rent which is in dispute and will continue to make all subsequent payments of Additional Rent as and when required under this Lease, provided that the payment of such disputed amount and other amounts shall be without prejudice to Tenant's position. If an Additional Rent is resolved in favor of Tenant, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment of Additional Rent, together with interest from the time of such overpayment at the annual rate of ten percent (10%).

SECTION 2.3 RENT DEFINED AND NO OFFSETS. Basic Annual Rent, Additional Rent and all other sums (whether or not expressly designated as rent) required to be paid to Landlord by Tenant under this Lease (including, without limitation, any sums payable to Landlord under any addendum, exhibit, rider or schedule attached hereto) shall constitute rent and are sometimes collectively referred to as "Rent". Each payment of Rent shall be paid by Tenant when due, without prior demand therefor and without deduction or setoff.

SECTION 2.4 LATE CHARGES. If any installment of Basic Annual Rent or Additional Rent or any other payment of Rent under this Lease shall not be paid when due, a "Late Charge" of ten cents ($.10) per dollar so overdue may be charged by Landlord to defray Landlord's administrative expense incident to the handling of such overdue payments. Each Late Charge shall be payable on demand.

                                    ARTICLE 3
                                SECURITY DEPOSIT

Tenant will pay Landlord on the date this Lease is executed by Tenant the Security Deposit set forth in Item 8 of the Basic Lease Provisions as security for the performance of the terms hereof by Tenant. Tenant shall not be entitled to interest thereon and Landlord may commingle such Security Deposit with any other funds of Landlord. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. If Tenant defaults with respect to any provision of this Lease, Landlord may, but shall not be required to, from time to time, without prejudice to any other remedy, use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default, including, without limitation, costs and attorneys' fees incurred by Landlord to recover possession of the Premises. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit shall be returned to Tenant within sixty (60) days after the

Expiration Date. Tenant agrees that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as the Security Deposit and that Landlord and its Successors and assigns shall not be bound by any such actual or attempted assignmenT or encumbrance. Regardless of any assignment of this Lease by Tenant; Landlord may return the Security Deposit to the original Tenant, in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or any part of the balance thereof

                                    ARTICLE 4
                                OCCUPANCY AND USE

SECTION 4.1  USE OF PREMISES.

4.101 General. The Premises shall, subject to (lie remaining provisions of this Section, be used solely for the Permitted Use (herein so called) specified in Item 10 of the Basic Lease Provisions. Prior to commencement of any work pursuant to the Work Letter (or if no work is to be performed pursuant to a Work Letter, then prior to Tenant's occupancy of the Premises), Tenant shall satisfy itself and Landlord that the Permitted Use will comply with all applicable zoning ordinances, rules and regulations. Without in any way limiting the foregoing, Tenant shall not use any pan of the Premises for sleeping quarters, or for the manufacture of hazardous or toxic chemical or materials, and will not use, occupy or permit the use or occupancy of the Premises for any purpose (and the Permitted Use shall not include any use) which is forbidden by or in violation of any zoning ordinance, jaw, rule or regulation or any other law, ordinance or governmental or municipal regulation, order, or certificate of occupancy, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may disturb die quiet enjoyment of any other tenant of the Property; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions from the Premises; or commit or suffer or permit any waste in or upon the Premises; or sell, purchase, or give away, or permit the sale, purchase or gift of food in any form by or to any of Tenant's agents or employees or other parties in the Premises except through vending machines in employee lunch or rest areas within the Premises for use by Tenant's employees only; or use any apparatus which might make undue noise or set up vibrations in the Building; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or contents, and if there is any increase in such rate by reason of acts of Tenant, then Tenant agrees to pay such increase upon demand therefor by Landlord. Payment by Tenant of any such rate increase shall not be a waiver of Tenant's duty to comply herewith. Outside storage, including without limitation, storage in non-operative or stationary trucks, trailers and other vehicles, and all vehicle maintenance or repair upon or adjacent to the Premises is prohibited without Landlord's prior written consent. Tenant shall keep the Premises neat and clean at all times. Tenant shall comply with, and promptly correct any violation of; a governmental law, rule or regulation relating to the Premises. Tenant shall comply with any direction of any governmental authority having jurisdiction which imposes any duty upon Tenant or Landlord with respect to the Premises, or with respect to the occupancy or use thereof

4.102 Hazardous and Toxic Materials.

      (a) For purposes of this Lease, hazardous or toxic materials shall mean asbestos containing materials "ACM") and all other materials, substances, wastes and chemicals classified as hazardous or toxic substances, materials, wastes or chemicals under then-current applicable governmental Jaws, rules or regulations or that are subject to any right-to-know laws or requirements.

      (b) Tenant shall not knowingly incorporate into, or use or otherwise place or dispose of any hazardous or toxic materials, at or on the Premises or the Property except for use and storage of cleaning and office supplies used in the ordinary course of Tenants business and then only if (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with the highest accepted industry standards for safety, storage, use and disposal, (iii) notice of and a copy of the current material safety data sheet is provided to Landlord for each such hazardous or toxic material and (iv) such materials are used, transported, stored, handled and disposed of in accordance with all applicable governmental laws, rules and regulation;. Landlord shall have the right to periodically inspect, take samples for testing and otherwise investigate the Premises for the presence of hazardous or toxic materials. Landlord shall not knowingly dispose of any hazardous or toxic materials on the Property and shall otherwise deal with all hazardous or toxic materials at the Premises, Building or Land in a manner that will not materially and adversely affect Tenant's access, use or occupancy of the Premises. if Landlord or Tenant ever has knowledge of the presence of hazardous or toxic materials on the Property that affect the Premises, the party having knowledge shall no~ the other party thereof in writing promptly after obtaining such knowledge.

      (c) Prior to commencement of any tenant finish work to be performed by Landlord, Tenant shall have the right to make such studies and investigations and conduct such tests and surveys of the Premises from an environmental standpoint as permitted under Rider H-2 attached hereto. if Tenant requests that Landlord commence construction of Tenant's Improvements prior to exercising such fight, Tenant shall be deemed to have waived the termination right set forth in Rider H-2.

      (d) if Tenant or its employees, agents or contractors shall ever violate the provisions of paragraph 01) of this subsection 4.102 or otherwise contaminate the Premises or the Property, with hazardous or toxic materials, then Tenant shall clean-up, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and then prevalent Industry practice and standards and shall repair any damage to the Premises or Building within such period of time as may be reasonable under (lie circumstances after written notice by Landlord. Tenant shall notify Landlord of its method, time and procedure for any clean-up or removal and Landlord shall have the right to require reasonable changes in such method, time or procedure or to require the same to be done after normal business hours. Tenant's obligations under this subsection 4.102(d) shall survive the termination of this Lease. Tenant represents to Landlord that, except as has been disclosed to Landlord, Tenant has never been cited for or convicted of any hazardous or toxic materials violations under applicable laws, rules or regulations.

4.103 Disability Acts. Landlord, at Landlord's expense, shall be obligated to see that all Common Areas comply %with tile Disability Act requirements that are in effect on the Commencement Date. From and after the Commencement Date, Tenant shall be obligated to see that the Premises comply with all existing requirements of and regulations issued under the Disability Acts for each of the following: (i) alterations or improvements to any portion of the Premises performed after the Commencement Date; (ii) obligations or complaints arising under or out of Title I of the Americans With Disabilities Act or Tenant's employer-employee obligations; (iii) obligations or complaints arising under or out of the conduct or operations of Tenant's business, including any obligations or requirements for barrier removal to customers or invitees as a commercial facility or as a public accommodation (as defined in the Disability Acts); and
(iv) any change in the nature of Tenant's business, or its employees, or financial net worth, or Tenant's business operations that triggers an obligation under the Disability Acts.

SECTION 4.2 RULES AND REGULATIONS. Tenant will comply with such rules and regulations (the "Rules and Regulations") generally applying to tenants in the Building as may be adopted from time to time by Landlord for the management, safety, care and cleanliness of, and the preservation of good order and protection of property in, the Premises and the Building and at the Property. All such Rules and Regulations are hereby made a part hereof. The Rules and Regulations in effect on the date hereof are on file with the Property Manager. All changes and amendments to the Rules and Regulations sent by Landlord to Tenant in writing and conforming to the foregoing standards shall be carried out and observed by Tenant. Landlord hereby reserves all rights necessary to implement and enforce the Rules and Regulations and each and every provision of this Lease.

SECTION 4.3 ACCESS. Without being deemed guilty of an eviction of Tenant and without abatement of Rent, Landlord and its authorized agents shall have the right to enter the Premises, upon reasonable notice, to inspect the Premises, to show the Premises to prospective lenders, purchasers or tenants and to fulfill Landlord's obligations or exercise its rights (including without limitation Landlord's Reserved Right [as hereinafter defined]) under this Lease. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock the doors to and within the Premises, excluding Tenant's vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises in an emergency without liability therefor.

SECTION 4.4 QUIET POSSESSION. Provided Tenant timely pays Rent and observes and performs all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have the quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease and all laws and restrictive covenants to which the Property is subject.

                                   ARTICLE 5

                             UTILITIES AND SERVICES

SECTION 5.1 UTILITIES. Except for Landlord's obligation under the last two sentences of this Section 5. 1, Tenant shall be responsible for providing all utilities to the Premises. Without limiting the foregoing, Tenant shall heat the Premises as necessary to prevent any freeze damage to the Premises or any portion thereof. Tenant shall directly pay, under separate meters (installed, maintained and read, at Tenant's sole cost and expense), for all water, gas, light, power, telephone, sewer, sprinkler charges and other utilities and other services used on or from the Premises, together with any maintenance charges for utilities. Tenant's use of electric current shall at no time exceed the capacity of the feeders or lines to the Building or the risers or varying installation of the Building or the Premises. IN NO EVENT SHALL LANDLORD BE LIABLE FOR ANY INTERRUPTION OR FAILURE OF, AND TENANT SHALL NOT BE ENTITLED TO ANY ABATEMENT OR REDUCTION OF RENT BY REASON OF, ANY INTERRUPTION OR FAILURE OF UTILITIES OR SERVICES TO THE PREMISES, NOR SHALL ANY SUCH INTERRUPTION OR FAILURE IN ANY SUCH UTILITY OR SERVICE BE CONSTRUED AS AN EVICTION (CONSTRUCTIVE OR ACTUAL) OF TENANT OR AS A BREACH OF THE IMPLIED WARRANTY OF SUITABILITY, OR RELIEVE TENANT FROM THE OBLIGATION TO PERFORM ANY COVENANT OR AGREEMENT HEREIN CONTAINED, AND IN NO EVENT SHALL LANDLORD BE LIABLE FOR DAMAGE TO PERSONS OR PROPERTY (INCLUDING, WITHOUT LIMITATION, BUSINESS INTERRUPTION) OR BE IN DEFAULT HEREUNDER, AS A RESULT OF ANY SUCH INTERRUPTION OR FAILURE. However, if any such interruption is caused by a break or other damage to any of utility lines located on the Property and outside of the Building that are under the control of Landlord, Landlord will perform or cause to be performed the necessary repairs promptly in order to restore the affected service to the Premises. In addition, if any such interruption is caused by a break or other damage to any utility line located on the Property and controlled by a governmental, private or public utility, Landlord will cooperate with such utility so that the interrupted service is restored to the Premises as soon as is reasonably possible.

SECTION 5.2 SERVICES. Landlord shall be under no obligation to provide any services to the Building or Premises, except that Landlord shall provide routine maintenance and cleaning in the Common Areas and utility service lines and hook-ups to the Building. Tenant shall provide all necessary services to the Premises, which shall include, but not be limited to, janitorial and trash removal.

SECTION 5.3 LANDLORD'S RIGHT TO PROVIDE UTILITIES AND SERVICES. Any utility or service which Tenant is required to perform or provide under Section 5.1 or 5.2 above may, upon written notice from Landlord to Tenant, be provided or performed by Landlord for Tenant's benefit, in which event Tenant shall reimburse Landlord for all expenses and costs incurred by Landlord in providing and/or performing same. In the event Tenant fails, in the reasonable judgment of Landlord, to provide and perform the utilities and services required under Sections 5.1 and
5.2 above, Landlord shall have the right to provide and/or perform same, at Tenant's sole cost and expense. Tenant shall pay to Landlord on demand any such cost or expense incurred by Landlord, together with interest thereon at the rate specified in Section 15. 10 below from the date of demand until paid.

                                   ARTICLE 6
               MAINTENANCE, REPAIRS, ALTERATIONS AND IMPROVEMENTS

SECTION 6.1 LANDLORD'S OBLIGATION TO MAINTAIN AND REPAIR. Landlord shall (subject to Section 7.1, Section 7.4 and Article 8 below and Landlord's rights under Section 2.2 above, and except for ordinary wear and tear) maintain load bearing walls, structural components and the roof of the Building. Except for load bearing walls of the Building located within the Premises, Landlord shall not be required to maintain or repair any portion of the Premises.

SECTION 6.2 TENANT'S OBLIGATION TO MAINTAIN AND REPAIR.

6.201 Tenant's obligation. Subject to Sections 6.1. 7.1 and 7.4 and Article 8 of this Lease, Tenant shall, at Tenant's sole cost and expense, repair and, as appropriate, replace any damage or injury done to the Property caused by Tenant, Tenant's agents, employees, licensees, invitees or visitors and shall otherwise keep and maintain in good condition, appearance and repair (including replacements), the Premises, which obligation shall include, but not be limited to, the maintenance, repair and, as appropriate, replacement of (a) all security, fire (including firesprinkler), heating and air conditioning systems and fixtures within the Premises, (b) all plumbing, sewage, mechanical and electrical systems and fixtures within the Premises, (c) all fixtures, walls, ceilings, floors, doors, overhead and dock loading doors, windows, plate glass, skylights, lamps, fans and all other appliances and equipment of every kind and nature located in, upon or about the Premises and (d) the rail spur(s), if any, exclusively serving the Premises. TENANT SHALL INDEMNIFY AND HOLD LANDLORD HARMLESS FROM, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), CLAIMS AND CAUSES OF ACTION ARISING FROM OR INCURRED BY AND/OR ASSERTED IN CONNECTION WITH ANY SUCH MAINTENANCE, REPAIRS, REPLACEMENTS, DAMAGE OR INJURY. All repairs and replacements performed by or on behalf of Tenant shall be performed in a good and workmanlike manner and in accordance with the standards applicable to alterations or improvements performed by Tenant. Tenant shall continue to pay Rent, without abatement, during any period that repairs or replacements are performed or required to be performed by Tenant under this Section 6.2.

6.202 Rights of Landlord. Landlord shall have the same rights with respect to repairs performed by Tenant as Landlord has with respect to improvements and alterations performed by Tenant under subsection 6.303 below. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in good order, condition and repair, or otherwise satisfy its repair and replacement obligations under subsection 6.201 above, Landlord shall have the right to perform such maintenance, repairs and replacements at Tenant's expense. Tenant shall pay to Landlord on demand any such cost or expense incurred by Landlord, together with interest thereon at the rate specified in Section 15.10 below from the date of demand until paid.

SECTION 6.3 IMPROVEMENTS AND ALTERATIONS.

6.301 Landlord's Construction Obligation. Landlord's sole construction obligation under this Lease is as set forth in the Work Letter.

6.302 Alteration of Building. LANDLORD HEREBY RESERVES THE RIGHT AND AT ALL TIMES SHALL HAVE THE RIGHT TO REPAIR, CHANGE, REDECORATE, ALTER, IMPROVE, MODIFY, RENOVATE, ENCLOSE OR MAKE ADDITIONS TO ANY PART OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, STRUCTURAL, ELEMENTS AND LOAD BEARING ELEMENTS WITHIN THE PREMISES) AND TO ENCLOSE AND/OR CHANGE THE ARRANGEMENT AND/OR LOCATION OF DRIVEWAYS OR PARKING AREAS OR LANDSCAPING OR OTHER COMMON AREAS OF THE PROPERTY, ALL WITHOUT BEING HELD GUILTY OF AN ACTUAL OR CONSTRUCTIVE EVICTION OF TENANT OR BREACH OF THE IMPLIED WARRANTY OF SUITABILITY AND WITHOUT AN ABATEMENT OF RENT (THE "RESERVED RIGHT"). WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, LANDLORD'S RESERVED RIGHT SHALL INCLUDE, BUT NOT BE LIMITED TO THE RIGHT TO DO ANY OF THE FOLLOWING: (i) erect and construct scaffolding, pipe, conduit and other structures on and within and outside of the Premises where reasonably required by the nature of the changes, alterations, improvements, modifications, renovations and/or additions being performed,
      (ii) perform within and outside of the Premises all work and other activities associated with such changes, alterations, improvements, modifications, renovations and/or additions being performed, (iii) repair, change, renovate, remodel, alter, improve, modify or make additions to the arrangement, appearance, location and/or size of entrances or passageways, doors and doorways, corridors, elevators, elevator lobbies, stairs, toilets or other Common Areas, (iv) temporarily close any Common Areas and/or temporarily suspend Building services and facilities in connection with any repairs, changes, alterations, modifications, renovations or additions to any part of the Building, (v) repair, change, alter or improve plumbing, pipes and conduits located in the Building, including without limitations those located within the Premises or the Common Areas and (vi) repair, change, modify, alter, improve, renovate or make additions to the Building central heating, ventilation, air conditioning, electrical, mechanical or plumbing systems. When exercising the Reserved Right, Landlord will interfere with Tenant's use and occupancy of the Premises as little as is reasonably practicable.

6.303 Alterations, Additions, Improvements and Installations by Tenant. Tenant shall not, without the prior written consent of Landlord, make any changes, modifications, alterations, additions or improvements (other than Tenant's Improvements under the Work Letter) to, or install any equipment or machinery (other than office equipment and unattached personal property) on, the Premises (all such changes, modifications, alterations, additions, improvements (other than Tenant's Improvements under the Work Letter) and installations approved by Landlord are herein collectively referred to as "Installations") if any such Installations would (i) affect any structural or load bearing portions of the Building, (ii) result in a material increase of electrical usage above the normal type and amount of electrical current to be provided by Landlord, (iii) result in an increase in Tenant's usage of heating or air conditioning, (iv) impact mechanical, electrical or plumbing systems in the Premises or the Building, (v) adversely affect delivery of services to other tenants of the Building or
      (vi) violate any provision in Article 4 above or Rider H-1 or Rider H-2 attached hereto. As to Installations not covered by the preceding sentence, Tenant will not perform same without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All Installations shall be at Tenant's sole cost and expense. Without in any way limiting Landlord's consent rights, Landlord shall not be required to give its consent until (a) Landlord approves the contractor or person making such Installations and approves such contractor's insurance coverage to be provided in connection with the work, (b) Landlord approves final and complete plans and specifications for the work and (c) the appropriate governmental agency, if any, has approved the plans and specifications for such work. All work performed by Tenant or its contractor relating to the installations shall conform to applicable governmental laws, rules and regulations, including, without limitation, the Disability Acts. Upon completion of the Installations, Tenant shall deliver to Landlord "as built" plans. If Landlord performs such Installations, Tenant shall pay Landlord, as additional Rent, the cost thereof plus ten percent (10%) as reimbursement for Landlord's overhead. Each payment shall be made to Landlord within ten (10) days after receipt of an invoice from Landlord. All Installations that constitute improvements constructed within the Premises shall be surrendered with the Premises at the expiration or earlier termination of this Lease, unless Landlord requests that same be removed pursuant to Section 1.3 above. TENANT SHALL INDEMNIFY AND HOLD LANDLORD HARMLESS FROM, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), DEMANDS, CLAIMS, CAUSES OF ACTION AND LIENS ARISING FROM OR IN CONNECTION WITH ANY INSTALLATIONS PERFORMED BY OR ON BEHALF OF TENANT. All Installations performed by or on behalf of Tenant will be performed diligently and in a first-class workmanlike manner and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Building and/or Tenant's and Landlord's insurance carriers. Landlord will have the right, but not the obligation, to inspect periodically the work on the Premises and may require changes in the method or quality of the work.

6.304 Approvals. Any approval by Landlord (or Landlord's architect and/or engineers) of any of Tenant's contractors or Tenant's drawings, plans or specifications which are prepared in connection with any construction of improvements (including without limitation, Tenant's Improvements) in the Premises shall not in any way be construed as or constitute a representation or warranty of Landlord as to the abilities of the contractor or the adequacy or sufficiency of such drawings, plans or specifications or the improvements to which they relate, for any use, purpose or condition.

                                   ARTICLE 7
                          INSURANCE, FIRE AND CASUALTY

SECTION 7.1 TOTAL OR PARTIAL DESTRUCTION OF THE BUILDING OR THE PREMISES. In the event that the Building should be totally destroyed by fire or other casualty or in the event the Building (or any portion thereof) should be so damaged that rebuilding or repairs cannot be completed, in Landlord's reasonable opinion, within one hundred eighty (180) days after commencement of repairs to the Building, Landlord may, at its option, terminate this Lease, in which event Basic Annual Rent and Additional Rent shall be abated during the unexpired portion of this Lease effective with the date of such damage. Landlord shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Tenant within ten (10) days after determining that the repairs cannot be completed within such one hundred eighty
(180) day period. In the event that the Premises should be so damaged by fire or other casualty that rebuilding or repairs cannot be completed, in Landlord's reasonable opinion, within one hundred eighty (180) days after the commencement of repairs to the Premises, Tenant may, at its option terminate this Lease, in which event Basic Annual Rent and Additional Rent shall be abated during the unexpired portion of this Lease, effective the date of termination. Tenant shall exercise the termination right pursuant to the preceding sentence, if at all, by delivering written notice of termination to Landlord within ten (10) days after being advised by Landlord that the repairs cannot be completed within such one hundred eighty (180) day period. In the event the Building or the Premises should be damaged by fire or other casualty and, in Landlord's reasonable opinion, the rebuilding or repairs can be completed within one hundred eighty
(180) days after the commencement of repairs to the Building or Premises, as applicable, or if the damage should be more serious but neither Landlord nor Tenant elect to terminate this Lease pursuant to this Section, in either such event Landlord shall, within sixty (60) days after the date of such damage, commence (and thereafter pursue with reasonable diligence) repairing the Building and the Premises (including Tenant's Improvements), but only to the extent of insurance proceeds actually received by Landlord for such repairs, to substantially the same condition which existed immediately prior to the happening of the casualty. In no event shall Landlord be required to rebuild, repair or replace any part of the furniture, equipment, fixtures, inventory, supplies or any other personalty or any other improvements (except Tenant's Improvements to the extent set forth in the preceding sentence), which may have been placed by Tenant within the Building or at the Premises. Landlord shall allow Tenant a fair diminution of Basic Annual Rent and Additional Rent during the time the Premises are unfit for occupancy; provided, that if such casualty was caused by Tenant, its agents, employees, licensees or invitees, Basic Annual Rent and Additional Rent shall be abated only to the extent Landlord is compensated for such Basic Annual Rent and Additional Rent by loss of rents insurance, if any. Notwithstanding Landlord's restoration obligation, in the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire or reduce the mortgage debt or if the insurance company issuing Landlord's fire and casualty insurance policy fails or refuses to pay Landlord the proceeds under such policy, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice by Landlord to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

SECTION 7.2 TENANT'S INSURANCE.

7.201 Types of Coverage. Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the insurance set forth in paragraphs (a), (b) and (c) of this subsection.

      (a) Commercial General Liability Insurance. Commercial General Liability Insurance covering the Premises and Tenant's use thereof against claims for personal or bodily injury or death or property damage occurring upon, in or about the Premises (including contractual indemnity and liability coverage), such insurance to insure both Tenant and, as additional named insureds, Landlord and the Property Manager, and to afford protection to the limit of not less than $1,000,000.00, combined single limit, in respect to injury or death to any number of persons and all property damage arising out of any one (1) occurrence, with a deductible acceptable to Landlord. If the Agreed Rentable Area of the Premises is more than 30,000 square feet, then, in addition to and not in lieu of the above stated coverage, Tenant shall carry umbrella or so called excess coverage in an amount not less than $ 1,000,000.00 over Tenant's base coverage amount. This insurance coverage shall extend to any liability of Tenant arising out of the indemnities provided for in this Lease.

      (b) Fire and Extended Coverage Insurance. Property insurance on an all-risk extended coverage basis (including coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering all fixtures, equipment and personalty located in the Premises and endorsed to provide one hundred percent (100%) replacement cost coverage. Such policy will be written in the names of Tenant, Landlord and any other parties reasonably designated by Landlord from time to time, as their respective interests may appear. The property insurance may, with the consent of the Landlord, provide for a reasonable deductible.

      (c) Workers Compensation and Employer's Liability Insurance. Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the State of Texas, together with employer's liability insurance in an amount not less $1,000,000.00.

7.202 Other Requirements of Insurance. All such insurance will be issued and underwritten by companies reasonably acceptable to Landlord and will contain endorsements that (a) such insurance may not lapse with respect to Landlord or Property Manager or be canceled or amended with respect to Landlord or Property Manager without the insurance company giving Landlord and Property Manager at least thirty (30) days prior written notice of such cancellation or amendment, (b) Tenant will be solely responsible for payment of premiums, (c) in the event of payment of any loss covered by such policy, Landlord or Landlord's designees will be paid first by the insurance company for Landlord's loss and (d) Tenant's insurance is primary in the event of overlapping coverage which may be carried by Landlord.

7.203 Proof of Insurance. Tenant shall deliver to Landlord duplicate originals of all policies of insurance required by this Section 7.2 or duly executed originals of the certificates of such insurance evidencing in-force coverage, within ten (10) days prior to the commencement of construction of Tenant's Improvements. Further, Tenant shall deliver to Landlord renewals thereof at least thirty (30) days prior to the expiration of the respective policy terms.

SECTION 7.3 LANDLORD'S INSURANCE.

7.301 Types of Coverage. Landlord covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Landlord will carry and maintain, at its sole cost and expense, the insurance set forth in paragraphs (a) and (b) of this subsection.

      (a) Commercial General Liability Insurance. Commercial General Liability Insurance covering the Building and all Common Areas, but excluding the Premises, insuring against claims for personal or bodily injury or death or property damage occurring upon, in or about the Building or Common Areas to afford protection to the limit of not less than $2,000,000.00 combined single limit in respect to injury or death to any number of persons and property damage arising out of any one (1) occurrence. This insurance coverage shall extend to any liability of Landlord arising out of the indemnities provided for in this Lease.

      (b) Fire and Extended Coverage Insurance. Landlord shall at all times during the term hereof maintain in effect a policy or policies of all risk extended coverage insurance covering the Building (excluding property required to be insured by Tenant) endorsed to provide full replacement cost coverage and providing protection against perils included within the standard Texas form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism, malicious mischief and such other risks as Landlord may from time to time determine and with any such deductibles as Landlord may from time to time determine.

7.302 Self Insurance. Any insurance provided for in subsection 7.301 above may be effected by self-insurance or by a policy or policies of blanket insurance covering additional items or locations or assureds, provided that the requirements of this Section 7.3 are otherwise satisfied. Tenant shall have no rights in any policy or policies maintained by Landlord.

SECTION 7.4 WAIVER OF SUBROGATION. LANDLORD AND TENANT EACH HEREBY WAIVES ANY RIGHTS IT MAY HAVE AGAINST THE OTHER (INCLUDING, BUT NOT LIMITED TO, A DIRECT ACTION FOR DAMAGES) ON ACCOUNT OF ANY LOSS OR DAMAGE OCCASIONED TO LANDLORD OR TENANT, AS THE CASE MAY BE (EVEN IF SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF THE RELEASED PARTY OR THE RELEASED PARTY'S

DIRECTORS, EMPLOYEES, AGENTS OR INVITEES), TO THEIR RESPECTIVE PROPERTY, THE PREMISES, ITS CONTENTS OR TO ANY OTHER PORTION OF THE BUILDING OR THE PROPERTY ARISING FROM ANY RISK (WITHOUT REGARD TO THE AMOUNT OF COVERAGE OR THE AMOUNT OF DEDUCTIBLE) COVERED BY THE ALL RISK FULL REPLACEMENT COST PROPERTY INSURANCE REQUIRED TO BE CARRIED BY TENANT AND LANDLORD, RESPECTIVELY, UNDER SUBSECTIONS 7.201(b) AND 7.301(b) ABOVE. The foregoing waiver shall be effective even if either or both parties fail to carry the insurance required by sections 7.20l(b) and 7.301(b) above. If a party waiving rights under this Section is carrying an all risk full replacement cost insurance policy in the promulgated form used in the State of Texas and an amendment to such promulgated form is passed, such amendment shall be deemed not a part of such promulgated form until it applies to the policy being carried by the waiving party. Without in any way limiting the foregoing waivers and to the extent permitted by applicable law, the parties hereto each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that Landlord or Tenant or their respective insurers may have against the other party or their respective officers, directors, employees, agents or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this Section and to have said insurance policies property endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers. The foregoing waiver shall be effective whether or not the parties maintain the required insurance.

SECTION 7.5 INDEMNITY.

7.501 Tenant's Indemnity. SUBJECT TO THE LIMITATION AND EXCLUSIONS SET FORTH BELOW IN THIS SUBSECTION, TENANT WILL INDEMNIFY AND HOLD HARMLESS LANDLORD, PROPERTY MANAGER, THEIR RESPECTIVE OFFICERS, DIRECTORS, AND EMPLOYEES AND ANY OTHER PARTIES FOR WHOM LANDLORD AND/OR PROPERTY MANAGER ARE RESPONSIBLE (EACH A "LANDLORD INDEMNIFIED PARTY") FROM, AND SHALL REIMBURSE EACH LANDLORD INDEMNIFIED PARTY FOR AND WITH RESPECT TO, ANY
      AND ALL COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS FEES), CLAIMS, DEMANDS, ACTIONS, PROCEEDINGS, JUDGMENTS, HEARINGS, DAMAGES, LOSSES AND LIABILITIES BROUGHT OR ASSERTED BY OR PAYABLE TO ANY THIRD PARTY ON ACCOUNT OF PERSONAL INJURY, DEATH, PROPERTY DAMAGE OR ANY OTHER FORM OF INJURY OR DAMAGE (EACH A "CLAIM" AND COLLECTIVELY THE "CLAIMS") ARISING OUT OF OR RELATING TO (A) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE PREMISES, (B) THE USE OR OCCUPANCY OF THE PREMISES OR (C) ANY BREACH OF THIS LEASE BY TENANT AND WHICH RESULTED IN A CLAIM, EVEN IF THE CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF ANY LANDLORD INDEMNIFIED PARTY. The indemnification and reimbursement obligations of Tenant under this subsection (i) shall be limited to the greater of the amount of Commercial General Liability Insurance required to be carried by such party under this Lease or $5,000,000 and (ii) shall not apply to a Claim (a) waived by Landlord under Section 7.4 above or any other provision of this Lease, (b) related to hazardous or toxic materials and caused by an act or omission that does not constitute a breach by Tenant of the provisions of subsection 4.102 above or Rider H-1 or Rider H-2 attached hereto, (c) arising out of the gross negligence or intentional misconduct of the Landlord Indemnified Party or (d) resulting from host liquor liability. If a third party files a lawsuit or brings any other legal action asserting a Claim against a Landlord Indemnified Party and that is covered by Tenant's indemnity, then Tenant, upon notice from the Landlord Indemnified Party, shall resist and defend such Claim through counsel reasonably satisfactory to the Landlord Indemnified Party. Tenant's obligations under this subsection shall survive the termination of this Lease.

7.502 Landlord's Indemnity. SUBJECT TO THE LIMITATION AND EXCLUSIONS SET FORTH BELOW IN THIS SUBSECTION, LANDLORD WILL INDEMNIFY AND HOLD HARMLESS
      TENANT AND ITS OFFICERS, DIRECTORS, AND EMPLOYEES AND ANY OTHER PARTIES FOR WHOM TENANT IS RESPONSIBLE (EACH A "TENANT INDEMNIFIED PARTY") FROM, AND SHALL REIMBURSE EACH TENANT INDEMNIFIED PARTY FOR AND WITH RESPECT TO, ANY AND ALL CLAIMS (AS DEFINED IN SUBSECTION 7.501 PRECEDING) ARISING OUT OF OR RELATING TO (A) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE COMMON AREAS, (B) THE USE OR OCCUPANCY OF THE COMMON AREAS OR (C) ANY BREACH OF THIS LEASE BY LANDLORD AND WHICH RESULTED IN A CLAIM, EVEN IF THE CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR
      OMISSIONS OF ANY TENANT INDEMNIFIED PARTY. The indemnification and reimbursement obligations of Landlord under this subsection (i) shall be limited to the greater of the amount of Commercial General Liability Insurance required to be carried by such party under this Lease or $5,000,000 and (ii) shall not apply to a Claim (a) waived by Tenant under
      Section 7.4 above or any other provision of this Lease, (b) related to hazardous or toxic materials and caused by an act or omission that does not constitute a breach by Landlord of the provisions of subsection 4.102 above or Rider H-1 or Rider H-2 attached hereto, (c) arising out of the gross negligence or intentional misconduct of the Tenant Indemnified Party or (d) resulting from host liquor liability. If a third party files a lawsuit or brings any other legal action asserting a Claim against a Tenant Indemnified Party and that is covered by Landlord's indemnity, then Landlord, upon notice from the Tenant Indemnified Party, shall resist and defend such Claim through counsel reasonably satisfactory to the Tenant Indemnified Party. Landlord's obligations under this subsection shall survive the termination of this Lease.

                                   ARTICLE 8
                                  CONDEMNATION

SECTION 8.1 CONDEMNATION RESULTING IN CONTINUED USE NOT FEASIBLE. If the Property or any portion thereof that, in Landlord's reasonable opinion, is necessary to the continued efficient and/or economically feasible use of the Property shall be taken or condemned in whole or in part for public purposes, or sold to a condemning authority in lieu of taking, then the term of this Lease shall, at the option of Landlord, forthwith cease and terminate.

SECTION 8.2 TOTAL CONDEMNATION OF PREMISES. In the event that all or substantially all of the Premises is taken or condemned or sold in lieu thereof or Tenant will be unable to use a substantial portion of the Premises for a period of one hundred eighty (180) consecutive days by reason of a temporary taking, either Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other within ten (10) business days after the taking, condemnation or sale in lieu thereof.

SECTION 8.3 CONDEMNATION WITHOUT TERMINATION. If upon a taking or condemnation or sale in lieu of the taking of all or less than all of the Property which gives either Landlord or Tenant the right to terminate this Lease pursuant to
Section 8.1 or 8.2 above and neither Landlord nor Tenant elect to exercise such termination right, then this Lease shall continue in full force and effect, provided that, if the taking, condemnation or sale includes any portion of the Premises, the Basic Annual Rent and Additional Rent shall be redetermined on the basis of the remaining square feet of Agreed Rentable Area of the Premises. Landlord, at Landlord's sole option and expense, shall restore and reconstruct the Building to substantially its former condition to the extent that the same may be reasonably feasible, but such %work shall not be required to exceed the scope of the work done by Landlord in originally constructing the Building, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation or damages (over and above amounts going to the mortgagee of the property taken) for the part of the Building or the Premises so taken.

SECTION 8.4 CONDEMNATION PROCEEDS. Landlord shall receive the entire award (which shall include sales proceeds) payable as a result of a condemnation, taking or sale in lieu thereof. Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in and to any such award. Tenant shall, however, have the right to recover from such authority through a separate award which does not reduce Landlord's award, any compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's physical property.

                                   ARTICLE 9
                                     LIENS

Tenant shall keep the Premises and the Property free from all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant AND TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL CLAIMS, CAUSES OF ACTION, DAMAGES, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), ARISING FROM OR IN CONNECTION WITH ANY SUCH LIENS. In the event that Tenant shall not, within ten (10) days following notification to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All amounts paid or incurred by Landlord in connection therewith shall be paid by Tenant to Landlord on demand and shall bear interest from the date of demand until paid at the rate set forth in Section 15.10 below. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of or to the Building or the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's or other liens against the interest of Landlord in the Property or the Premises.

                                   ARTICLE 10
                           TAXES ON TENANT'S PROPERTY

Tenant shall be liable for and shall pay, prior to their becoming delinquent, any and all taxes and assessments levied against, and any increases in Real Estate Taxes as a result of, any personal property or trade or other fixtures placed by Tenant in or about the Premises and any improvements (other than Tenant's Improvements) constructed in the Premises by or on behalf of Tenant. In the event Landlord pays any such additional taxes or increases, Tenant will, within ten (10) days after demand, reimburse Landlord for the amount thereof.

                                   ARTICLE 11
                            SUBLETTING AND ASSIGNING

SECTION 11. SUBLEASE AND ASSIGNMENT. Tenant shall not assign this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (it being agreed that for purposes of this Lease, assignment shall include, without limitation, the transfer of a majority interest of stock, partnership or other forms of ownership interests, merger or dissolution) or mortgage or pledge the same, or sublet the Premises or any part thereof or permit the Premises to be occupied by any firm, person, partnership or corporation or any combination thereof, other than Tenant, without the prior written consent of Landlord. In no event shall any assignment or sublease ever release Tenant from any obligation or liability hereunder.

SECTION 11.2 TENANT'S CONTINUING OBLIGATIONS. Without limiting Landlord's consent rights and as a condition to obtaining Landlord's consent, (i) each assignee must assume all obligations under this Lease and (ii) each sublessee must confirm that its sublease is subject and subordinate to this Lease. In addition, each assignee and sublessee shall agree to cause the Premises to comply at all times with all requirements of the Disability Acts (as amended), including, but not limited to, obligations arising out of or associated with such assignee's or subtenant's use of or activities or business operations conducted within the Premises. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and/or sublettings. All reasonable legal fees and expenses incurred by Landlord in connection with any assignment or sublease proposed by Tenant, will be the responsibility of Tenant and will be paid by Tenant within five (5) days of receipt of an invoice from Landlord. In addition, Tenant will pay to Landlord an administrative overhead fee of $500.00 in consideration for Landlord's review of any assignment or sublease proposed by requested assignment or sublease.

SECTION 11.3 LANDLORD'S RIGHTS RELATING TO ASSIGNEE OR SUBTENANT. To the extent the rentals or income derived from any sublease or assignment exceed the rentals due hereunder, such excess rentals (the "Excess Sublease Rentals") shall be the property of and paid over to Landlord in consideration for Landlord's consent to the applicable assignment or sublease. Landlord may at its option collect directly from such assignee or sublessee all rents becoming due to Tenant under such assignment or sublease Tenant hereby authorizes and directs any such assignee or sublessee to make such payments of rent direct to Landlord upon receipt of notice from Landlord and Tenant agrees that any such payments made by an assignee or sublessee to Landlord shall, to the extent of the payments so made, be a full and complete release and discharge of rent owed to Tenant by such assignee or sublessee. No direct collection by Landlord from any such assignee or sublessee shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. Receipt by Landlord of rent from any assignee, sublessee or occupant of the Premises or any part thereof shall not be deemed a waiver of the above covenant in this Lease against assignment and subletting or a release of Tenant under this Lease. In the event that, following an assignment or subletting, this Lease or Tenant's right to possession of the Premises is terminated for any reason, including without limitation in connection with default by or bankruptcy of Tenant (which, for the purposes of this Section
11.3. shall include all persons or entities claiming by or through Tenant), Landlord may, at its sole option, consider this Lease to be thereafter a direct lease to the assignee or subtenant of Tenant upon the terms and conditions contained in this Lease, in which event all rentals payable under such lease after the termination of this Lease or Tenant's right to possession of the Premises shall be deemed the property of Landlord.

                                   ARTICLE 12
                    TRANSFERS BY LANDLORD, SUBORDINATION AND
                         TENANT'S ESTOPPEL CERTIFICATE

SECTION 12.1 SALE OF THE PROPERTY. in the event of any transfer of title to the Building, the transferor shall automatically be relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, provided that if a Security Deposit has been made by Tenant, Landlord shall not be released from liability with respect thereto unless Landlord transfers the Security Deposit to the transferee.

SECTION 12.2 SUBORDINATION, ATTORNMENT AND NOTICE. This Lease is subject and subordinate to (i) any lease wherein Landlord is the tenant and to the liens of any and all mortgages and deeds of trust, regardless of whether such lease, mortgage or deed of trust now exists or may hereafter be created with regard to all or any part of the Property, (ii) any and all advances (including interest thereon) to be made under any such lease, mortgage or deed of trust and (iii) all modifications, consolidations, renewals, replacements and extensions of any such lease, mortgage or deed of trust; provided that the foregoing subordination in respect of any mortgage or deed of trust placed on the Property after the date hereof shall not become effective until and unless the holder of such mortgage or deed of trust delivers to Tenant a non-disturbance agreement (which may include Tenant's agreement to attorn as set forth below) permitting Tenant, if Tenant is not then in default under, or in breach of any provision of, this Lease, to remain in occupancy of the Premises in the event of a foreclosure of any such mortgage or deed of trust. Tenant also agrees that any lessor, mortgagee or trustee may elect (which election shall be revocable) to have this Lease superior to any lease or lien of its mortgage or deed of trust and, in the event of such election and upon notification by such lessor, mortgagee or trustee to Tenant to that effect, this Lease shall be deemed superior to the said lease, mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said lease, mortgage or deed of trust. Tenant shall, in the event of the sale or assignment of Landlord's interest in the Premises (except in a sale-leaseback financing transaction), or in the event of the termination of any lease in a sale-leaseback financing transaction wherein Landlord is the lessee, attorn to and recognize. such purchaser, assignee or mortgagee as Landlord under this Lease. Tenant shall, in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage or deed of trust covering the Premises, attorn to and recognize purchaser at such sale, assignee or mortgagee, as the case may be, as Landlord under this Lease. The above subordination and attornment clauses shall be self-operative and no further instruments of subordination or attornment need be required by any mortgagee, trustee, lessor, purchaser or assignee. In confirmation thereof, Tenant agrees that, upon the request of Landlord, or any such lessor, mortgagee, trustee, purchaser or assignee, Tenant shall execute and deliver whatever instruments may be required for such purposes and to carry out the intent of this Section 12.2.

SECTION 12.3 TENANT'S ESTOPPEL CERTIFICATE. Tenant shall, upon the request of Landlord or any mortgagee of Landlord, without additional consideration, deliver an estoppel certificate, consisting of reasonable statements required by Landlord, any mortgagee or purchaser of any interest in the Property, which statements may include but shall not be limited to the following: this Lease is in full force and effect, with rental paid through _______________; this Lease has not been modified or amended; Landlord is not in default and Landlord has fully performed all of Landlord's obligations hereunder; and such other statements as may reasonably be required by the requesting party. If Tenant is unable to make any of the statements contained in the estoppel certificate because the same is untrue, Tenant shall with specificity state the reason why such statement is untrue. Tenant shall, if requested by Landlord or any such mortgagee, deliver to Landlord a fully executed instrument in form reasonably satisfactory to Landlord evidencing the agreement of Tenant to the mortgage or other hypothecation by Landlord of the interest of Landlord hereunder.

                                   ARTICLE 13
                                    DEFAULT

SECTION 13.1 DEFAULTS BY TENANT. The occurrence of any of the events described in subsections 13.101 through 13.108 shall constitute a default by Tenant under this Lease.

13.101 Failure to Pay Rent. Any failure by Tenant to pay Rent or to make any other payment required to be made by Tenant hereunder when due, no notice being required for default in payment of Rent.

13.102 Failure to Perform. Except for a failure covered by subsection 13.101 above or 13.103 below, any failure by Tenant to observe and perform any provision of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice to Tenant, provided that if such failure cannot be cured within said thirty (30) day period, Tenant shall not be in default hereunder so long as Tenant commences curative action within such thirty (30) day period, diligently and continuously pursues the curative action and fully and completely cures the failure within sixty (60) days after such written notice to Tenant.

13.103 Continual Failure to Perform. The third failure by Tenant in any twelve
       (12) month period to perform and observe a particular provision of this Lease to be observed or performed by Tenant (other than the failure to pay Rent, which in all instances will be covered by subsection 13.101 above), no notice being required for any such third failure.

13.104 Bankruptcy, Insolvency, Etc. Tenant or any guarantor of Tenant's obligations hereunder (hereinafter called "Guarantor", whether one (1) or more), (i) cannot meet its obligations as they become due, (ii) becomes or is declared insolvent according to any law, (iii) makes a transfer in fraud of creditors according to any applicable law, (iv) assigns or conveys all or a substantial portion of its property for the benefit or creditors or (v) Tenant or Guarantor files a petition for relief under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (collectively, "applicable bankruptcy law"); a receiver or trustee is appointed for Tenant or Guarantor or its property; the interest of Tenant or Guarantor under this Lease is levied on under execution or under other legal process; any involuntary petition is filed against Tenant or Guarantor under applicable bankruptcy law; or any action is taken to reorganize or modify Tenant's or Guarantor's capital structure if either Tenant or Guarantor be a corporation or other entity (provided that no such levy, execution, legal process or petition filed against Tenant or Guarantor shall constitute a breach of this Lease if Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety (90) days from the date of its creation, service or filing).

13.105 Abandonment. The abandonment of the Premises by Tenant.

13.106 Vacation. The vacating of the Premises by Tenant, which shall be conclusively presumed if Tenant is absent from the Premises for ten (10) consecutive days or more or if Tenant shall fail to move into or take possession of the Premises within ten (10) days after the date on which Rent is to commence under the terms of this Lease.

13.107 Loss of Right to do Business. If Tenant is a corporation or limited partnership, Tenant fails to maintain its right to do business in the State of Texas or fails to pay any applicable annual franchise taxes as and when same become finally due and payable.

13.108 Dissolution or Liquidation. If Tenant is a corporation or partnership, Tenant dissolves or liquidates or otherwise fails to maintain its corporate or partnership structure, as applicable.

Except as expressly provided in subsection 13.102, Landlord shall not be obligated to give notices of default set forth in this Section 13.1 and Tenant shall have no right to cure any such defaults.

SECTION 13.2 REMEDIES OF LANDLORD.

13.201 Termination of the Lease. Upon the occurrence of a default by Tenant hereunder, Landlord may, without judicial process, terminate this Lease by giving written notice thereof to Tenant (whereupon all obligations and liabilities of Landlord hereunder shall terminate) and, without further notice and without liability, repossess the Premises. Landlord shall be entitled to recover all loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including without limitation, the following (without duplication of any element of damages):

       (a) accrued Rent to the date of termination and Late Charges, plus interest thereon at the rate established under Section 15.10 below from the date due through the date paid or date of any judgment or award by any court of competent jurisdiction, the unamortized cost of Tenant's Improvements, brokers' fees and commissions, attorneys' fees, moving allowances and any other costs incurred by Landlord in connection with making or executing this Lease, the cost of recovering the Premises and the costs of reletting the Premises (including, without limitation, advertising costs, brokerage fees, leasing commissions, reasonable attorneys' fees and refurbishing costs and other costs in readying the Premises for a new tenant);

       (b) the present value of the Rent (discounted at a rate of interest equal to eight percent [8%] per annum [the "Discount Rate"]) that would have accrued under this Lease for the balance of the Lease term but for such termination, reduced by the reasonable fair market rental value of the Premises for such balance of the Lease term (determined from the present value of the actual base rents, discounted at the Discount Rate, received and to be received from Landlord's reletting of the Premises or, if the Premises are not relet, the base rents, discounted at the Discount Rate, that would be received from a comparable lease and comparable tenant for a comparable term and taking into account among other things, the condition of the Premises, market conditions and the period of time the Premises may reasonably remain vacant before Landlord is able to release the same to a suitable replacement tenant, it being agreed that Landlord shall have no obligation to relet or attempt to relet the Premises);

       (c) plus any other costs or amounts necessary to compensate Landlord for its damages.

13.202 Repossession and Re-Entry. Upon the occurrence of a default by Tenant hereunder, Landlord may, without judicial process, immediately terminate Tenant's right of possession of the Premises (whereupon all obligations and liability of Landlord hereunder shall terminate), but not terminate this Lease, and, without notice, demand or liability, enter upon the Premises or any part thereof, take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises and change the locks. If Landlord terminates Tenant's possession of the Premises under this subsection 13.202, (i) Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises, (ii) Tenant shall have no further right to possession of the Premises and (iii) Landlord shall have no obligation whatsoever to relet or attempt to relet the Premises. Landlord may, however, at its sole option relet the Premises or any part thereof for such terms and such rents as Landlord may in its sole discretion elect. If Landlord elects to relet the Premises, rent received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of any cost of such reletting, including, without limitation, refurbishing costs, reasonable attorneys' fees, advertising costs, brokerage fees and leasing commissions and third, to the payment of Rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall satisfy and pay to Landlord any deficiency upon demand therefor from time to time. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to subsection 13.201 above. If Landlord relets the Premises, either before or after the termination of this Lease, all such rentals received from such lease shall be and remain the exclusive property of Landlord and Tenant shall not be, at any time, entitled to recover any such rental. Landlord may at any time after a reletting elect to terminate this Lease.

13.203 Cure of Default. Upon the occurrence of a default hereunder by Tenant, Landlord may, without judicial process and without having any liability therefor, enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, WHETHER CAUSED BY THE NEGLIGENCE OF LANDLORD OR OTHERWISE.

13.204 Continuing Obligations. No repossession of or re-entering upon the Premises or any part thereof pursuant to subsection 13.202 or 13.203 above or otherwise and no resetting of the Premises or any part thereof pursuant to subsection 13.202 above shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or reentering. In the event of any such repossession of or re-entering upon the Premises or any part thereof by reason of the occurrence of a default, Tenant will continue to pay to Landlord Rent required to be paid by Tenant.

13.205 Cumulative Remedies. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy set forth herein or otherwise available to Landlord at law or in equity and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to the other remedies provided in this Lease and without limiting the preceding sentence, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

SECTION 13.3 DEFAULTS BY LANDLORD. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant delivers written notice thereof to Landlord (to each of the addresses required by this Section) and each mortgagee who has a lien against any portion of the Property and whose name and address has been provided to Tenant, provided that if such failure cannot reasonably be cured within said thirty (30) day period, Landlord shall not be in default hereunder if the curative action is commenced within said thirty (30) day period and is thereafter diligently pursued until cured. In no event shall
(i) Tenant claim a constructive or actual eviction or that the Premises have become unsuitable hereunder or (ii) a constructive or actual eviction or breach of the implied warranty of suitability be deemed to have occurred under this Lease, prior to the expiration of the notice and cure periods provided under this Section 13.3. Any notice of a failure to perform by Landlord shall be sent to Landlord at the addresses and to the attention of the parties set forth in the Basic Lease Provisions. Any notice of a failure to perform by Landlord not sent to Landlord at all addresses and/or to the attention of all parties required under this Section and to each mortgagee who is entitled to notice or not sent in compliance with Article 14 below shall be of no force or effect.

SECTION 13.4 LANDLORD'S LIABILITY.

13.401 Tenant's Rights in Respect of Landlord Default. Tenant is granted no contractual right of termination by this Lease, except to the extent and only to the extent set forth in Sections 7.1 and 8.2 above and Rider H-2 attached hereto. If Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Property as the same may then be encumbered and Landlord shall not be liable for any deficiency. If Landlord is found to be in default hereunder by reason of its failure to give a consent that it is required to give hereunder, Tenant's sole remedy will be an action for specific performance or injunction. The foregoing sentence shall in no event be construed as mandatorily requiring Landlord to give consents under this Lease. In no event shall Landlord be liable to Tenant for consequential or special damages by reason of a failure to perform (or a default) by Landlord hereunder or otherwise. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Property as hereinbefore expressly provided.

13.402 Certain Limitations on Landlord's Liability. UNLESS COVERED BY SUBSECTION
       7.502 ABOVE OR CAUSED BY LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AND WITHOUT LIMITING THE PROVISIONS OF SECTION 7.4, LANDLORD SHALL NOT BE LIABLE TO TENANT FOR ANY CLAIMS, ACTIONS, DEMANDS, COSTS, EXPENSES, DAMAGE OR LIABILITY OF ANY KIND (i) arising out of the use, occupancy or enjoyment of the Premises by Tenant or any person therein or holding under Tenant or by or through the acts or omissions of any of their respective employees, officers, agents, invitees or contractors,
       (ii) caused by or arising out of fire, explosion, falling sheetrock, gas, electricity, water, rain, snow or dampness, or leaks in any part of the Premises, (iii) caused by or arising out of damage to the roof, pipes, appliances or plumbing works or any damage to or malfunction of heating, ventilation or air conditioning equipment, (iv) caused by tenants or any persons either in the Premises or elsewhere in the Building (other than Common Areas) or by occupants of property adjacent to the Building or Common Areas or by the public or by the construction of any private, public or quasi-public work or (v) caused by any act, neglect or negligence of Tenant. In no event shall Landlord be liable to Tenant for any loss of or damage to property of Tenant or of others located in the Premises, the Building or any other part of the Property by reason of theft or burglary,

SECTION 13.5 WAIVER OF TEXAS DECEPTIVE TRADE PRACTICES ACT. IT IS THE INTENT OF LANDLORD AND TENANT TO WAIVE ALL OF THE PROVISIONS (OTHER THAN SECTION 17.555) OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SUBCHAPTER E OF CHAPTER 17 OF THE TEXAS BUSINESS AND COMMERCE CODE (THE "DTPA") AS SUCH PROVISIONS ARE OR MAY BE APPLICABLE TO THIS LEASE AND THE TRANSACTION EVIDENCED HEREBY. Accordingly, Landlord and Tenant hereby represent and agree as follows:

       (a) Tenant represents to Landlord that Tenant is not in a significantly disparate bargaining position with respect to this Lease and the transaction evidenced hereby.

       (b) Tenant represents to Landlord that Tenant is represented by legal counsel in connection with this Lease.

       (c) Tenant represents to Landlord that this Lease does not involve a purchase or lease of a family residence occupied or to be occupied as Tenant's residence and that, with respect to this Lease, Tenant is a business consumer as that term is used in the DTPA (i.e. Tenant is an individual, partnership or corporation who seeks or acquires by purchase or lease, any goods or services for commercial or business use).

       (d) Landlord and Tenant agree that the total consideration paid or to be paid by Tenant over the term of this Lease exceeds $500,000.00, failing which this part (d) shall be deemed deleted.

       (e) Tenant represents to Landlord that Tenant has assets of $5 million or more according to the most recent financial statement of Tenant prepared in accordance with generally accepted accounting principles, failing which Landlord and Tenant shall have their respective legal counsel sign this Lease in the space provided on the signature page hereof. Tenant further represents that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of this transaction.

       (f) LANDLORD AND TENANT HEREBY AGREE, FOR THEMSELVES, THEIR AGENTS, PROPERTY MANAGERS, BROKERS AND CONTRACTORS AND THEIR RESPECTIVE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, THAT ALL OF THE PROVISIONS OF THE DTPA (EXCEPT FOR SECTION 17.555 THEREOF) WHICH ARE OR MAY BE APPLICABLE TO THIS LEASE AND THE TRANSACTION EVIDENCED HEREBY ARE HEREBY WAIVED, INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ALL RIGHTS
       AND REMEDIES RESULTING FROM OR ARISING OUT OF ANY AND ALL ACTS OR PRACTICES OF THE OTHER PARTY OR THEIR AGENTS, PROPERTY MANAGERS OR BROKERS OR THEIR RESPECTIVE HEIRS, PERSONAL REPRESENTATIVES OR ASSIGNS
       IN CONNECTION WITH THIS LEASE AND/OR THE TRANSACTION EVIDENCED HEREBY, REGARDLESS OF WHETHER SUCH ACTS OR PRACTICES OCCURRED BEFORE OR AFTER THE EXECUTION OF THIS LEASE. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE EXECUTION AND ANY TERMINATION OF THIS LEASE. IF PART (d) ABOVE IS DEEMED DELETED, THIS SECTION 13.5 SHALL NOT BE APPLICABLE AND SHALL BE WITHOUT FORCE OR EFFECT.

Landlord agrees to delete Section 13.68 Landlord's Lien, but reserves any statutory lien for rent in Landlord's favor as well as all remedies provided by law and all rights and remedies under the Uniform Commercial Code.

                                   ARTICLE 14
                                     NOTICES

Any notice or communication required or permitted in this Lease shall be given in writing, sent by (a) personal delivery, with proof of delivery, (b) expedited delivery service, with proof of delivery, (c) United States mail, postage prepaid, registered or certified mail, return receipt requested or (d) prepaid telegram (provided that such telegram is confirmed by expedited delivery service or by mail in the manner previously described), addressed as provided in Item 12 of the Basic Lease Provisions and Section 13.3 above or to such other address or to the attention of such other person as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Notice also may be given by telex or fax, provided each such transmission is confirmed (and such confirmation is supported by documented evidence) as received and further provided a telex or fax number, as the case may be, is set forth in Item 12 of the Basic Lease Provisions. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram or telex or fax, upon receipt.

                                   ARTICLE 15
                            MISCELLANEOUS PROVISIONS

SECTION 15.1 BUILDING NAME AND ADDRESS. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises and in no event shall Tenant acquire any rights in or to such names. Landlord shall have the right at any time to change the name, number or designation by which the Building is known.

SECTION 15.2 SIGNAGE. Tenant shall not erect, inscribe, paint, affix or display any sign or other insignia upon any part of the Premises. Without in any way limiting the foregoing, any signs erected by Tenant shall conform to all laws, ordinances, statutes, rules, regulations or other governmental or quasi-governmental or restrictive covenant requirements. Once erected, Tenant shall keep and maintain such signs in good repair and remove the same and restore the Premises at the end of the Term to their original condition.

SECTION 15.3 NO WAIVER. No waiver by Landlord or by Tenant of any provision of this Lease shall be deemed to be a waiver by either party of any other provision of this Lease. No waiver by Landlord of any breach by Tenant shall be deemed a waiver of any subsequent breach by Tenant of the same or any other provision. No waiver by Tenant of any breach by Landlord shall be deemed a waiver of any subsequent breach by Landlord of the same or any other provision. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. Tenant's consent to or approval of any act by Landlord requiring Tenant's consent or approval shall not be deemed to render unnecessary the obtaining of Tenant's consent to or approval of any subsequent act of Landlord. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach. The payment of Rent by Tenant following a breach of this Lease by Landlord shall not constitute a waiver by Tenant of any such breach or any other breach. No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless such waiver is expressly stated in writing signed by the waiving party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder. nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy which may be available to Landlord.

SECTION 15.4 APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 15.5 COMMON AREAS. "Common Areas" will mean all areas, spaces, facilities, and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building or at the Property, as applicable, including but not limited to, (i) walkways, sidewalks and driveways necessary for access to the Building, (ii) non-exclusive parking lots or structures, if any, (iii) public corridors, public rest rooms, elevators, public drinking fountains, if any, and (iv) Building stairs, ramps, loading docks and loading areas to the extent same (x) are not expressly made a part of the Premises, and (y) are made available for use of all tenants in the Building. Tenant is hereby granted a nonexclusive right to use the Common Areas during the term of this Lease for their intended purposes, in common with others designated by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations. The Common Areas will be at all times under the exclusive control, management and operation of the Landlord.

SECTION 15.6 SUCCESSORS AND ASSIGNS. Subject to Article 11 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

SECTION 15.7 BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the broker named in Item 9 of the Basic Lease Provisions and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Lease. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim, whether meritorious or not, arising in respect to brokers and/or agents not so named. Landlord has agreed to pay the fees of the broker (but only the broker) named in
Item 9 of the Basic Lease Provisions to the extent that Landlord has agreed to do so pursuant to a written agreement with such broker.

SECTION 15.8 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the application of such provisions to other persons or circumstances and the remainder of this Lease shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 15.9 EXAMINATION OF LEASE. Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease or otherwise only upon execution by and delivery to both Landlord and Tenant.

SECTION 15.10 INTEREST ON TENANT'S OBLIGATIONS. Any amount due from Tenant to Landlord which is not paid within thirty (30) days after the date due shall bear interest at the lower of (i) eighteen percent (18%) per annum or (ii) the highest rate from time to time allowed by applicable law, from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default.

SECTION 15.11 TIME. Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease.

SECTION 15.12 DEFINED TERMS AND MARGINAL HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles, sections and subsections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

SECTION 15.13 AUTHORITY OF TENANT. Tenant and each person signing this Lease on behalf of Tenant represents to Landlord as follows: Tenant, if a corporation, is duly incorporated and legally existing under the laws of the state of its incorporation and is duly qualified to do business in the State of Texas. Tenant, if a partnership or joint venture, is duly organized under the Texas Uniform Partnership Act. Tenant, if a limited partnership, is duly organized under the applicable limited partnership act of the State of Texas or, if organized under the laws of a state other than Texas, is qualified under said Texas limited partnership act. Tenant has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now conducted and as contemplated to be conducted. Each person signing on behalf of Tenant is authorized to do so. The foregoing representations in this Section
15.13 shall also apply to any corporation, partnership, joint venture or limited partnership which is a general partner or joint venturer of Tenant.

SECTION 15.14 FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party; provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant's obligation to pay Basic Annual Rent, Additional Rent or any other amount payable to Landlord hereunder.

SECTION 15.15 RECORDING. This Lease shall not be recorded. However, Landlord shall have the right to record a short form or memorandum hereof, at Landlord's expense, at any time during the term hereof and, if requested, Tenant agrees (without charge to Landlord) to join in the execution thereof.

SECTION 15.16 NO REPRESENTATIONS. Landlord and Landlord's agents have made no warranties, representations or promises (express or implied) with respect to the Premises, the Building or any other part of the Property (including, without limitation, the condition, use or suitability of the Premises, the Building or the Property), except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

SECTION 15.17 PARKING. If the Property includes a Garage, there shall be an Exhibit F attached hereto, which shall set forth the agreements between Landlord and Tenant relating to parking. If there is no Garage included in the Property, then the remaining provisions of this Section shall be applicable with respect to parking. The parking areas shall be designated for automobile parking on a non-exclusive basis for all Property tenants (including Tenant) and their respective employees, customers, invitees and visitors. Parking and delivery areas for all vehicles shall be in accordance with parking regulations established from time to time by Landlord, with which Tenant agrees to conform. Tenant shall only permit parking by its employees, customers and agents of automobiles in appropriate designated parking areas.

SECTION 15.18 ATTORNEYS' FEES. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

SECTION 15.19 NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on the Property or lands adjacent to the Property shall in no way affect this Lease or impose any liability on Landlord (even if Landlord is the adjacent landowner).

SECTION 15.20 RELOCATION. Upon 120 days advance written notice to Tenant (the "Relocation Notice"), Landlord shall have the right to relocate Tenant to other space in the Building (the "Substitute Premises") provided such other space is equal in size to or larger in size than the Premises. Landlord shall pay all reasonable out-of-pocket expenses of any such relocation, including the expenses of moving and construction of improvements substantially similar to Tenant's Improvements and other improvements installed with the written consent of Landlord and prior to the date of the Relocation Notice, subject to the condition that Landlord shall have the right to use all or any of Tenant's Improvements and such other improvements in connection with the construction of the improvements in the Substitute Premises. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or other conditions, except that the Substitute Premises shall be the Premises and an Exhibit A showing the Substitute Premises shall be substituted for the Exhibit A attached hereto. If requested by Landlord, Tenant shall execute an amendment to this Lease evidencing the foregoing.

SECTION 15.21 SURVIVAL OF INDEMNITIES. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

SECTION 15.22 ENTIRE AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease, as of the date first written in this Lease.

For purposes of Section 13.5(e)    LANDLORD
only, Landlord's attorney and
Tenant's attorney have executed    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
this Lease:                        a New Jersey corporation

___________________________        BY: Premisys Real Estate Services
Attorney for Landlord                 its duly authorized agent

                                   By: /s/ Gregory T. Jones
                                      ------------------------------------------

                                   Name: Gregory T. Jones
                                        ----------------------------------------

                                   Title: Vice President
                                         ---------------------------------------

                                   TENANT

                                   ALLIED FILM & VIDEO SERVICES, INC.

___________________________        By: /s/ James A. Merkle
Attorney for Tenant                   ------------------------------------------

                                   Name: James A. Merkle
                                        ----------------------------------------

                                   Title: President
                                         ---------------------------------------

                     [Graphic appears rendering floorplan]

                                   EXHIBIT A

                                    EXHIBIT B

                                     TRACT I
                          METES AND BOUNDS DESCRIPTION
                               1.7218 ACRES OUT OF
                    BLOCK 3, BROOKHOLLOW/HOUSTON, SECTION ONE
                          HOUSTON, HARRIS COUNTY, TEXAS


All that certain 1.7218 acres of land out of Block 3, Brookhollow/Houston, Section One, Henry), Reinerman Survey, A-644 according to the plat thereof filed at Volume 144, Page 79 of the Harris County Map Records and being all that certain 1.7218 acres described as Tract I in a deed dated 08-24-1988 from PIC Realty Corporation to The Prudential Insurance Company of America filed in the Official Public Records of Harris County, Texas at Clerk File No. L-816121,
Film Code No. 125-76-0145 and being more particularly described by metes and bounds as follows:

Commencing at a point located in the west right-of-way line of Governors Circle East (60' wide) at its intersection with the south right-of-way line of Dacoma Street (80' wide); Thence S 87 degrees 57' 50" W - 466.96' to a found 5/8" iron rod marking the POINT OF BEGINNING of the herein described tract.

THENCE S 87 degrees 02' 10" E - 250.00', with the west line of that certain 116,740 square foot tract described in a deed dated 3-26-1976 from Rede Company to CB Institutional Fund 11 filed in the Official Public Records of Real Property of Harris County, Texas at Clerk File No. E-716232, Film Code No. 138-010134, to a set "P-K" nail in asphalt for corner;

THENCE S 87 degrees 57' 50" W - 300.00', with the north line of that certain
2.6919 acre tract described as Tract 11 in said deed dated 08-24-1988 from PIC Realty Corporation to The Prudential Insurance Company of America filed in the Official Public Records of Real Property of Harris County, Texas at Clerk File No. L-816121, Film Code No. 125-76-0145, to a set 5/8" iron rod with cap for corner;

THENCE N 02 degrees 02' 10" W - 250.00', with the east line of that certain 49,275.88 square foot tract described in a deed dated 11-22-1975 from Crow-St. Louis to Houston-St. Louis Properties, Ltd. filed in the Official Public Records of Real Property of Harris County, Texas at Clerk File No. E-608950, Film Code No. ###-##-####, to a found 5/8" iron rod for corner;

THENCE N 87 degrees 57' 50" E - 300.00', with the south line of the aforementioned Dacoma Street, to the POINT OF BEGINNING and containing 1.7218 acres (75,000 square feet) of land, more or less.

Compiled by:
PREJEAN & COMPANY, INC.
surveying/mapping
Job #101-93A
August 19, 1993          [SEAL OF ROBERT J. PREJEAN, LAND SURVEYOR]

                                    TRACT II

                          METES AND BOUNDS DESCRIPTION
                              2.6919 ACRES OUT OF
                    BLOCK 3, BROOKHOLLOW/HOUSTON, SECTION ONE
                  AND BLOCK 3, BROOKHOLLOW/HOUSTON, SECTION TWO
                          HOUSTON, HARRIS COUNTY, TEXAS

All that certain 2.6919 acres, being all that certain called 46,655 square feet out of Block 3, Brookhollow/Houston, Section One, Henry Reinerman Survey, A-644, Harris County, Texas filed at Volume 144, Page 79 of the Harris County Map Records and all that certain called 70,597 square feet out of Block 3, Brookhollow/Houston, Section Two,, Henry Reinerman Survey, A-644, Harris County, Texas filed at Volume 149, Page 33 of the Harris County Map Records and described as Tract 11 in that certain deed dated 08-24-1988 from PIC Realty Corporation to The Prudential Insurance Company of America filed in the
Official Public Records of Real Property of Harris County, Texas at Clerk File No. L-81612 1, Film Code No. 125-76-0145 and being more particularly described by metes and bounds as follows:

Commencing at a point located in the west right-of-way line of Governors Circle East (60' wide) at its intersection with the south right-of-way line of Dacoma Street (80' wide); Thence S 02 degrees 02' 10" E 250.00', with the west right-of-way line of said Governors Circle East, to a point; Thence S 87 degrees 57' 50" W - 300.00', to a found 5/8 iron rod marking the POINT OF BEGINNING of the herein described tract;

THENCE S 02 degrees 02' 10" E - 53.16', with the west line of that certain 45,005 square feet of land described in a deed dated 12-04-1967 from Brookhollow of Houston, Inc. to Junior Achievement of Houston, Inc. filed in the Official Public Records of Real Property of Harris County, Texas filed at Clerk File No. C626047, Film Code No. 086-26-0642, to a set railroad spike in asphalt marking the Point of Curvature of a curve to the right having a central angle of 09' 44' 10" and a radius of 420.00';

THENCE, continuing with the west line of said 45,005 square foot tract, passing at 46.91' the south line of said Brookhollow/Houston, Section One and the north line of said Brookhollow/Houston, Section Two, for a total are distance of 71.37'; to a found 5/8" iron rod for corner;

THENCE S 27 degrees 32' 37" W - 216.58', with the west line that certain 31,920 square foot tract described in a deed dated 11-15-1990 from Keith George and Cecil George to Collin Loewen and Wilson J. Rockefeller filed in the Official Public Records of Real Property of Harris County, Texas at Clerk File No. M-910799, Film Code No. 193-75-2489, to a found 5/8" iron rod marking a point on a curve of a curve to the left having a central angle of 29 degrees 34' 48", a radius of 480.00', the center of said curve being located on a radial line bearing S 27 degrees 3 2' 3 S" W , from said point;

THENCE in a westerly direction with the north right-of-way line of Directors Row (60'wide), a distance of 247.81', to a found 5/8" iron rod marking the Point of Tangency;

THENCE S 87 degrees 57' 50" W - 117.05', continuing with said north right-of-way line of Directors Row, to a found 518" iron rod for corner;

THENCE N 02 degrees 02' 10" W, with the east line of that certain 32,135 square foot tract described in a deed dated 10-31-1968 from Brookhollow of Houston, Inc. to Glass-McMullen, Inc. filed in the Official Public Records of Real Property of Harris County, Texas at Clerk File No. C-817420, Film Code No. 099-340133, passing at 150.00' the north line of said Brookhollow/Houston, Section Two and the south line of said Brookhollow/Houston, Section One, and continuing for a total distance of 250.00', to a found 518" iron rod for corner;

THENCE N 87 degrees 57' 50" E - 466.96', with the north line of the aforementioned Tract 11, to the POINT OF BEGINNING and containing 2.6919 acres (117,252 square feet) of land, more or less.

Compiled by:
PREJEAN & COMPANY, INC.
surveying/mapping
Job #101-93B
August 19, 1993          [SEAL OF ROBERT J. PREJEAN, LAND SURVEYOR]

                                    TRACT III

                          METES AND BOUNDS DESCRIPTION
                          1.8392 ACRES OF LAND OUT OF
                   BLOCK 4, BROOKHOLLOW/HOUSTON, SECTION TWO
                 AND BLOCK 4, BROOKHOLLOW/HOUSTON, SECTION THREE
                          HOUSTON, HARRIS COUNTY, TEXAS

All that certain 1.8392 acres of land being all that certain 80,116 square feet out of Brookhollow/Houston, Section Two, Henry Reinermann Survey, A-644, Harris County, Texas filed at Volume 149, Page 33 of the Harris County Map Records, and Block 4, Brookhollow/Houston, Section Three, Henry Reinerman Survey, A-644, Harris County, Texas filed it Volume 158, Page 85 of the Harris County Map Records, described as Tract III in a deed dated 08-24-1988 from PIC Realty Corporation to The Prudential Insurance Company of America filed in the Official Public Records of Real Property of Harris County, Texas at Clerk File No. L-816121, Film Code No. 125-76-0145 and being more particularly described by metes and bounds as follows:

Commencing at a point for reference being the most northerly northwest comer of said Block 4, Brookhollow/Houston, Section Two, being located at the northerly end of a 10' cutback in the southwest right-of-way line of Directors Row (60' wide) at U. S. Highway 290 (Northwest Freeway) (width varies); Thence N 45 degrees 05' 07" E - 901.361, with the south line of said Directors Row, to a found 5/8" iron rod marking the Point of Curvature of a curve to the right having a central angle of 42 degrees 52' 43" and a radius of 420.00'; Thence continuing with said south line of Directors Row for an arc distance of 314.32'. to a found 5/8" iron rod marking the Point of Tangency; Thence N 87 degrees 57' 50" E - 8.43', continuing with said south right-of-way line of Directors Row. to a found 5/8" iron rod marking the POINT OF BEGINNING of the herein described tract;

THENCE N 87 degrees 57' 50" E - 196.13', with the south right-of-way, line of said Directors Row, to a found 5/8" iron rod marking a the Point of Curvature of a curve to the right having a central angle of 07 degrees 39' 5 1 and a radius of 420.00';

THENCE continuing with the south right-of-way line of said Directors Row for an arc distance of 56.18', to a found 5/8" iron rod for corner;

THENCE S 05 degrees 37' 46" W - 350.001, with the west line of that certain
1.1386 acre tract described in a deed dated 3-27-1987 from Interfirst Bank Fannin to Saratoga Financial Corporation filed in the Official Public Records of Real Property of Harris County, Texas at Clerk File No. L-042387, Film Code No. 07764-1109 and the west line of that certain 81,413 square foot tract described in a deed dated 12-28-1990 from George M. Ragsdale to Nueland, Inc. filed in the Official Public Records of Real Property of Harris County, Texas at Clerk File No. M-964080, Film Code No. 197-63-2377, to a set 5/8" iron rod with cap for corner;

THENCE N 88 degrees 11' 14" W - 9.35', to a set "P-K" nail in asphalt for an angle point;

THENCE S 87 degrees 57' 50" W - 196.131, with the north line of that certain
3.0393 acres described as Tract IV in a deed dated 08-24-1988 from PIC Realty Corporation to The Prudential Insurance Company of America filed in the Official Public Records of Real Property of Harris County, Texas at Clerk File No. L81612 1, Film Code No. 125-76-0145, to a found 5/8" iron rod for corner;

THENCE N 02 degrees 02' 10" W - 350.00', with the east line of that certain 80,000 square foot tract described in a deed dated 12-12-1990 from State Farm Life Insurance Company to Brookhollow Jack Limited Partnership filed in the Official Public Records of Real Property of Harris County, Texas at Clerk File No. M-938497, Film Code No. 195-71-1328, to the POINT OF BEGINNING and containing 1.8392 acres (80,116 square feet) of land, more or less.

Compiled by:
PREJEAN & COMPANY, INC.
surveying/mapping
Job #101-93C.MB
August 19, 1993          [SEAL OF ROBERT J. PREJEAN, LAND SURVEYOR]

                                    TRACT IV

                          METES AND BOUNDS DESCRIPTION
                              3.0393 ACRES OUT OF
                  BLOCK 4, BROOKHOLLOW/HOUSTON, SECTION THREE
                         HENRY REINERMAN SURVEY, A-644
                         HOUSTON, HARRIS COUNTY, TEXAS

All that certain 3.0393 acres out of Block 4, Brookhollow/Houston, Section Three, Henry Reinerman Survey A-644, Harris County, Texas filed at Volume 158, Page 85 of the Harris County Map Records described as Tract IV in a deed dated 08-24-1988 from PIC Realty Corporation to The Prudential Insurance Company of America filed in the Official Public Records of Real Property of Harris County, Texas at Clerk File No. L-816121, Film Code No. 125-76-0145 and being more particularly described by metes and bounds as follows:

Commencing at a point for reference, being the most easterly south comer of said Brookhollow/Houston, Section Two; Thence N 53 degrees 19' 15" W - 60.00', with the south line of said Section Two, to a point; Thence S 36 degrees 40' 45" W - 30.74', the westerly right-of-way line of Governors Circle East to a point marking the Point of Curvature of a curve to the right having a central angle of 09' 29'30" and a radius of 420.00'; Thence continuing with said westerly right-of-way line of Governors Circle East for an arc distance of 69.58', to a found 518" iron rod marking the POINT OF BEGINNING of the herein described tract and being a point on a curve having a central angle of 41' 47' 35", a radius of 420.00', the center of said curve being located on a radial line bearing N 43 degrees 49'45" W from said point;

THENCE. continuing with the north right-of-way line of said Governors Circle East for an arc distance of 306.36', to a found 5/8" iron rod for the Point of Tangency;

THENCE S 87 degrees 57'50" W - 208.80', with the north right-of-way line of Governors Circle West (60'wide), to a found 5/8" iron rod marking the Point of Curvature of a curve to the right having a central angle of 29 degrees 11' 08" and a radius of 420.00';

THENCE continuing with the north right-of-way line of said Governors Circle West for an arc distance of 213.94', to a found 5/8" iron rod for corner;

THENCE N 45 degrees 05' 07" E - 318.44', with the east line of that certain 2,184 square foot of land described in a deed dated 08-27-1986 from GDH Industrial Co. to Joe R. Davis, Inc. filed in the Official Public Records of Real Property of Harris County, Texas at Clerk File No. K-752009, Film Code No. 059-731222, to a found 5/8" iron rod for corner;


THENCE N 87 degrees 57'50" E - 232.05', with the north line of said Tract IV, to a set "P-K" nail in asphalt for an angle point,

THENCE S 88 degrees II' 14" E - 9.35', to a set 5/8" iron rod with cap for corner;

THENCE S 84 degrees 22' 14" E - 19.451, with the southeast line of that certain 81,413 square foot tract described in a deed dated 12-28-1990 from George M. Ragsdale to Nueland, Inc. filed in the Official Public Records of Real Property of Harris County, Texas at Clerk File No. M-964080, Film Code No. 197-63-2377, to a set 5/8" iron rod with cap for corner;

THENCE S 53 degrees 19' 15" E - 255.68', continuing with the southerly line of said 81,413 square foot tract, to the POINT OF BEGINNING and containing 3.0393 acres (132,390 square feet) of land, more or less.

Compiled by:
PREJEAN & COMPANY, INC.
surveying/mapping
Job #101-93D.MB
August 19, 1993          [SEAL OF ROBERT J. PREJEAN, LAND SURVEYOR]

                                   EXHIBIT C

The Leased Premises shall be delivered to Tenant in "As-Is" condition on the Commencement Date.

                                   EXHIBIT D

                       ACCEPTANCE OF PREMISES MEMORANDUM

This Acceptance of Premises Memorandum is being executed pursuant to that certain Lease Agreement (the "Lease") dated the 29th day of November, 1994, between The Prudential Insurance Company of America, a New Jersey corporation ("Landlord"), and Allied Film Video Services, Inc., a ("Tenant"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain space in the office building located at 4140-B Directors Row in Houston, Texas (the "Building"). Landlord and Tenant hereby agree that:

1. Except for the Punch List Items (as shown on the attached Punch List), Landlord has fully completed the construction work required under the terms of the Lease and the Work Letter attached thereto.

2. The Premises are tenantable, Landlord has no further obligation for construction (except with respect to Punch List Items) and Tenant acknowledges that the Building, the Premises and Tenant's Improvements are satisfactory in all respects. except for the Punch List Items and are suitable for the Permitted Use.

3. The Commencement Date of the Lease is January 1, 1995. If the dare set forth in Item 6 of the Basic Lease Provisions is different than the dare set forth in the preceding sentence, then Item 6 of the Basic Lease Provisions is hereby amended to be the Commencement Date set forth in the preceding sentence.

4. The Expiration Date of the Lease is December 31, 1996. If the date set forth in Item 7 of the Basic Lease Provisions is different than the date set forth in the preceding sentence, then Item 7 of the Basic Lease Provisions is hereby amended to be the Expiration Date set forth in the preceding sentence.

5. Tenant acknowledges receipt of the current Rules and Regulations for the Building.

6. Tenant represents to Landlord that Tenant has obtained a Certificate of occupancy covering the Premises.

7. All capitalized terms not defined herein shall have the meaning assigned to them in the Lease.

Agreed and Executed this 29th day of March, 1995.

                                   LANDLORD

                                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation


                                   BY: PREMISYS REAL ESTATE SERVICES, INC.
                                       its duly authorized agent

                                       By: /s/ Steven J. Carter
                                          --------------------------------------
                                       Name:   Steven J. Carter
                                            ------------------------------------
                                       Title:  Property Manager
                                             -----------------------------------

                                   TENANT

                                   ALLIED FILM & VIDEO SERVICES, INC.

                                       By: /s/ James A. Merkle
                                          --------------------------------------
                                       Name:   James A. Merkle
                                            ------------------------------------
                                       Title:  President
                                             -----------------------------------

                                     RIDER 1

                                 WATER EXPENSES
           TENANT'S SHARE BASED ON TENANT'S PRO RATA SHARE PERCENTAGE

This Rider is attached to and a part of that certain Lease Agreement dated as of November 29, 1994, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and ALLIED FILM & VIDEO SERVICES, INC., a _____________________ ("Tenant"). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

Notwithstanding the provisions of Sections 2.2 and 5.1 of the Supplemental Lease Provisions, Operating Expenses shall not include the cost charged by the applicable utility or utilities which provide water and sewer service to the Premises. In lieu thereof, Tenant shall directly pay to Landlord Tenant's share (calculated as provided below) of Landlord's actual cost from the utility or utilities which provide water and sewer to the Premises. Landlord may require that the Premises be separately metered (at Tenant sole cost and expense) for water usage, in which event Tenant shall make payments to Landlord based on readings of the meter. If Landlord does not require that the Premises be separately metered, then Tenant shall pay Landlord a pro rata share of the entire water bill for the Building. Such pro rata share shall be equal to the product of the amount of the entire water bill, multiplied by Tenant's Pro Rata Share Percentage set forth in Item 4 of the Basic Lease Provisions.

                                     RIDER 2

                                 RENEWAL OPTION

This Rider is attached to and a part of that certain Lease Agreement dated as of November 29, 1994, executed by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and ALLIED FILM & VIDEO SERVICES, INC., a ____________________ ("Tenant"). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

1. If, and only if, on the Expiration Date and the date Tenant notifies Landlord of its intention to renew the term of this Lease (as provided below), (i) Tenant is not in default under this Lease, (ii) Tenant then occupies and the Premises then consist of at least all the original Premises and (iii) this Lease is in full force and effect, then Tenant, but not any assignee or subtenant of Tenant, shall have and may exercise an option to renew this Lease for one (1) additional term of two (2) years (the "Renewal Term") upon the same terms and conditions contained in this Lease with the exceptions that (x) this Lease shall not be further available for renewal and (y) the rental for the Renewal Term shall be the "Renewal Rental Rate", but in no event will the Base Annual Rent be less than the Base Annual Rent for the last twelve (12) calendar months of the initial term of the Lease. The Renewal Rental Rate is hereby defined to mean the then prevailing rents (including, without limitation, those similar to the Basic Annual Rent and Additional Rent) payable by renewal tenants having a credit standing substantially similar to that of Tenant, for properties of equivalent quality, size, utility and location as the Premises, including any additions thereto, located within the area described below and leased for a renewal term approximately equal to the Renewal Term. The Renewal Rental Rate will take into consideration the tenant inducements offered in the renewal transactions considered by Landlord in determining the Renewal Rental Rare.

2. If Tenant desires to renew this Lease, Tenant must notify Landlord in writing of its intention to renew an or before the date which is at least nine (9) months but no more than twelve (12) months prior to the Expiration Date. Landlord shall, within the next sixty (60) days, notify Tenant in writing of Landlord's determination of the Renewal Rental Rate and Tenant shall, within the next twenty (20) days following receipt of Landlord's determination of the Renewal Rental Rate, notify Landlord in writing of Tenant's acceptance or rejection of Landlord's determination of the Renewal Rental Rate. If Tenant timely notifies Landlord of Tenant's acceptance of Landlord's determination of the Renewal Rental Rate, this Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the term and changes in Rent in accordance with this Rider. If (x) Tenant timely notifies Landlord in writing of Tenant's rejection of Landlord's determination of the Renewal Rental Rate or (y) Tenant does not notify Landlord in writing of Tenant's acceptance or rejection of Landlord's determination of the Renewal Rental Rare within such twenty (20) day period, this Lease shall end on the Expiration Date and Landlord shall have no further obligations or liability hereunder.

3. The area with respect to which the Renewal Rental Rate will be determined is near northwest Houston ____________________________________________________.

                                   RIDER H-1

                         (HAZARDOUS MATERIALS SURVEYS)
                          NO KNOWN HAZARDOUS MATERIALS

This Rider is attached to and a part of that certain Lease Agreement dated as of November 29, 1994, executed by and between PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), ALLIED FILM & VIDEO SERVICES, INC., a _____________________ ("Tenant"). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

      Landlord has heretofore engaged one or more independent contractors to perform limited surveys at the Property to determine if hazardous materials exist on or at the Property (whether one or more, the "Survey"). The scope of visual inspection, testing and sampling performed in connection with the Survey is set forth in the written report (whether one or more, the "Written Report") submitted to Landlord by independent contractor(s) performing the Survey. However, the Tenant is advised that neither extensive testing nor sampling of any portion of the Property was performed in connection with the Survey of the Property. A copy of each Written Report is on file in the Property Manager's office and Tenant shall have the right to inspect each such report. Except as expressly stated in the next following sentence, Landlord makes no representations or warranties whatsoever (express or implied) to Tenant regarding (x) the Survey (including, without limitation, the contents, accuracy and/or scope thereof) or the Written Report or (y) the presence or absence of hazardous or toxic materials or wastes in, at, or under the Premises or the Property. Landlord is not aware of (i) any written reports or surveys concerning the Building other than the Written Report and the Survey on file with the Property Manager and (ii) any fact that makes the Written Report or Survey inaccurate in any material respect. Tenant (a) shall not rely on and has not relied on the Survey or the Written Report, the same having been provided for informational purposes only and (b) acknowledges that Tenant has taken such actions as Tenant deems appropriate to fairly evaluate the Premises and has otherwise satisfied itself that the Premises are acceptable and suitable from an environmental perspective. Tenant shall furnish Landlord with a complete and legible copy of any study, report, test, survey or investigation performed by or on behalf of Tenant at any time involving the Premises and shall fully restore all areas and improvements where samples were taken or work was performed and repair all damage resulting from any of the same. TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM, AND SHALL REIMBURSE LANDLORD FOR AND RESPECT TO, ANY AND ALL CLAIMS, ACTIONS, LIABILITIES, DAMAGES, LOSSES, INJURIES OR DEATHS IN CONNECTION WITH OR ARISING OUT OF OR FROM ANY INSPECTION, TESTING SAMPLING OR SIMILAR OR DISSIMILAR ACTIVITY CONDUCTED BY TENANT, TENANT'S AGENTS OR CONTRACTORS AT THE PREMISES OR THE BUILDING FOR HAZARDOUS OR TOXIC MATERIAL, WHETHER UNDER THIS RIDER OR OTHERWISE UNDER OR IN CONNECTION WITH THIS LEASE.

                                   RIDER H-2

                 TENANT'S STUDY, TESTING AND INSPECTION RIGHTS

This Rider is attached to and a part of that certain Lease Agreement dated as of November 29, 1994, executed by and between PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), ALLIED FILM & VIDEO SERVICES, INC., a _____________________ ("Tenant"). Any capitalized term used but not defined herein shall have the meaning assigned to it in the provisions designated in the Lease as the Supplemental Lease Provisions. Landlord and Tenant mutually agree as follows:

     Prior to commencement of any tenant finish work to be performed by Landlord, Tenant shall have the right to make such studies and investigations and conduct such tests and surveys of the Premises from an environmental standpoint as Tenant deems necessary or appropriate, subject to the condition that all such studies and investigations shall be completed prior to the commencement of any tenant finish work to be performed by Landlord. TENANT
SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD FROM, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, AND ANY ALL LOSS, DAMAGES, AND CLAIMS RESULTING FROM OR RELATING TO TENANT'S STUDIES, TESTS AND INVESTIGATIONS. If such study, test, investigation or survey evidences hazardous or toxic materials which affect the Premises, Tenant shall have the right to terminate this Lease provided such right shall be exercised, if at all, prior to the commencement of any tenant finish work to be performed by Landlord and, in any event, within five (5) days after Tenant receives the evidence of hazardous or toxic materials. If Tenant does not exercise such right prior to commencement of any such tenant finish work and within such five (5) day period, Tenant's right to terminate this Lease shall be null and void and of no further force or effect.